UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C.  20549

                                   FORM 8-K/A

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                              CYTATION CORPORATION
             (Exact Name of Registrant as Specified in its Charter)

        DELAWARE                    00114800                    16-0961436
(State  of Incorporation)    (Commission File Number)        (IRS Employer
                                                         Identification  Number)

                4902 EISENHOWER BLVD., SUITE 185, TAMPA, FL 33634
               (Address of Principal Executive Offices) (Zip Code)

                                 (813) 885-5998
              (Registrant's Telephone Number, Including Area Code)


                     251 THAMES STREET, NO. 8, BRISTOL, RI 02809
          (Former name or former address, if changed since last report)


Check the appropriate box below of the Form 8-K if the filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General instruction A.2. below):

[ ] Written  communications pursuant to Rule 425 under the Securities Act (17
     CFR  230.425)

[ ] Soliciting  material  pursuant  to Rule 14a-12 under the Exchange Act (17
     CFR  240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2)(b)

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

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                                     ======
                AMENDMENT NO. 3 TO THE CURRENT REPORT ON FORM 8-K
                            FILED ON JANUARY 25, 2006

                                EXPLANATORY NOTE

Cytation Corp. ("Cytation" or the "Company") is filing this amendment to the Form 8-K (the "Amendment") as filed with the Securities and Exchange Commission on January 25, 2006, as amended on February 15, 2006 and February 21, 2006 (the "Original Filing"). The purpose of filing this Amendment is to bring the Form 8-K into conformity with the corresponding sections of the Company's Definitive Information Statement on Schedule 14C, filed with the Securities and Exchange Commission on June 27, 2006. This Amendment does not update any disclosures to reflect developments since the date of the Original Filing.

In accordance with Rule 12b-15 of the Securities Exchange Act of 1934, we are required to include in this Amendment each Item, as amended, in its entirety.

Pursuant to Rule 12b-15 of the Securities Exchange Act of 1934, as a result of this Amendment, we have filed revised financial statements, which are included as Exhibits 99.1, 99.2, 99.3, and 99.4.

As  such,  we  have  filed  the  following  exhibits  herewith:

99.1 Financial Statements of Cytation Corporation: audited statements of income, cash flows and changes in stockholders' equity for the one year periods ending December 31, 2005 and December 31, 2004.

99.2 Financial Statements of Deer Valley Acquisitions Corp.: audited balance sheet as of December 31, 2005, and audited statements of income, cash flows and changes in stockholders' equity for the six month period ending December 31, 2005.

99.3 Financial Statements of Deer Valley Homebuilders, Inc.: audited balance sheet as of December 31, 2005, and audited statements of income, cash flows and changes in stockholders' equity for the years ended December 31, 2005 and December 31, 2004.

99.4 Pro Forma Financial Statements as of December 31, 2005 (unaudited) for Cytation Corporation, Deer Valley Acquisitions Corp. and Deer Valley Homebuilders, Inc.

Except as described above, no other changes have been made to the Original Filing and this Form 8-K/A does not amend, update or change any other items or disclosures in the Original Filing.

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     Unless  otherwise  indicated  or  the  context  otherwise  requires,  all references below in this Report on Form 8-K to "we," "us" and the "Company" are to Cytation Corporation, a Delaware corporation, together with its wholly-owned subsidiaries, DeerValley Acquisitions Corp., a Florida corporation, and Deer Valley Homebuilders, Inc., an Alabama corporation. Specific discussions or comments relating to Cytation Corporation will reference the "Company," those relating to DeerValley Acquisitions Corp. will reference "DVA", and those relating to Deer Valley Homebuilders, Inc. will be referred to as "Deer Valley."

ITEM  1.01  ENTRY  INTO  A  MATERIAL  DEFINITIVE  AGREEMENT

     On January 18, 2006, the Company entered into the Securities Purchase and Share Exchange Agreement, (the "Securities Purchase and Share Exchange
Agreement") by and among the Company, Richard A. Fisher, an individual, and Kevin J. High, certain purchasers of the Company's Series A Convertible
Preferred Stock (as defined below), DVA, the shareholders of DVA, and Vicis Capital Master Fund (the "Lender"). See Item 3.02 below for a description of the securities issued and acquired pursuant to the Securities Purchase and Share Exchange Agreement. See also Item 3.02 below for a description of the loan obtained pursuant to the Securities Purchase and Share Exchange Agreement.

     On January 18, 2006, the Company entered into the Investor Rights Agreement (the "Investor Rights Agreement"), by and among the Company, each of the purchasers of the Company's Series A Preferred Stock, each of the shareholders of DVA, and the Lender. Pursuant to the Investor Rights Agreement, the Company
(a) has agreed to register certain securities for resale, including the Company's shares related to the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Series A Common Stock Purchase Warrants, and the Series B Common Stock Purchase Warrants, and (b) granted pre-emptive rights to the holders of the Company's Series A Preferred Stock.

     On January 18, 2006, the Company's wholly-owned subsidiary, DeerValley Acquisitions Corp., entered into an Earnout Agreement (the "Earnout Agreement"), between Deer Valley Homebuilders, Inc., DeerValley Acquisitions Corp., and the former owners of Deer Valley Homebuilders, Inc. See Item 2.03 below for a description of the Earnout Agreement.

     On January 18, 2006, the Company accepted assignment of a Placement Agent Agreement between DVA and Midtown Partners & Co., LLC, an SEC and NASD registered broker dealer.

     DVA, a wholly-owned subsidiary of the Company, had entered into an oral agreement with Apogee Business Consultants, Inc. to provide due diligence and consulting services. Pursuant to such consulting agreement, the Company has accrued a fee of $100,000 payable to Apogee Business Consultants, LLC, as payment in full for services rendered.

     DVA, a wholly-owned subsidiary of the Company, had entered into an oral agreement with Ranger Industries, Inc. to provide due diligence and consulting services. Pursuant to such consulting agreement, the Company has accrued a fee of $100,000 fee payable to Ranger Industries, Inc., as payment in full for services rendered.

     See Item 2.01, Employment Agreements with Named Executive Officers, for discussion of employment Agreements entered into on January 18, 2006.

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ITEM  2.01  COMPLETION  OF  ACQUISITION  OR  DISPOSITION  OF  ASSETS

     GENERAL;  PRINCIPAL  TERMS  OF  THE  ACQUISITION

     Pursuant to the Capital Stock Purchase Agreement dated November 1, 2005, as amended (the "Capital Stock Purchase Agreement"), DeerValley Acquisitions Corp., a wholly owned subsidiary of the Company, acquired, immediately after completion of the Series A Financing and the Share Exchange, one hundred percent (100%) of the issued and outstanding capital stock of Deer Valley Homebuilders, Inc. Upon completion of the acquisition of the capital stock of Deer Valley Homebuilders, Inc., Deer Valley Homebuilders, Inc. became an indirect wholly owned subsidiary of the Company. See discussion below for a description of Deer Valley Homebuilders, Inc.'s business, operations, assets, and financial information.

     Pursuant to the terms of the Capital Stock Purchase Agreement, DVA purchased one hundred percent (100%) of the issued and outstanding capital stock of Deer Valley Homebuilders, Inc. for $6,000,000 cash. An additional portion of the purchase price is calculated and paid as an earnout, pursuant to the Earnout Agreement, based upon the net income before taxes of Deer Valley Homebuilders, Inc. during the next five (5) years up to a maximum of an additional $6,000,000. There is no material relationship between the Company or its affiliates, or any director or officer of the Company, and any other party to the Capital Stock Purchase Agreement other than with respect to the transactions contemplated in the Capital Stock Purchase Agreement. Upon completion of the acquisition, the former owners of Deer Valley Homebuilders, Inc. acquired less than a five percent (5%) ownership interest in Cytation Corporation.

DESCRIPTION OF BUSINESS

     GENERAL

     Deer Valley was launched in January, 2004, and has quickly become a manufacturer of factory built homes in the southeastern and south central housing markets in the United States. As of the date of this Report, we manufacture all of our factory built homes from a single manufacturing facility located in Guin, Alabama. We rely upon a team of regional sales directors and approximately 110 independent dealers to market our manufactured homes in over 80 retail locations. As of the date of this Report, we are selling our manufactured homes in 14 states through our network of independent dealers and retail centers.

     Deer Valley is an Alabama corporation with its business offices located at 205 Carriage Street, P.O. Box 310, Guin, Alabama 33563 and is engaged in the production, sale and marketing of manufactured homes in the southeastern and south central U.S. housing market.

     Each home that we manufacture is built and constructed in accordance with the federal Manufactured Home Construction and Safety Standards promulgated by the U.S. Department of Housing and Urban Development, better known as the "HUD Code." According to the Manufactured Housing Institute, new HUD Code homes that were shipped in November, 2005, represented an increase of 46.7 percent, as compared to shipments made in November, 2004. Comparing 2005 to the previous year, shipments of single-section homes were up 221 percent while shipments of multi-section homes were down 16.6 percent. (The terms "multi-section" and "multi-floor" are used interchangeably in this document. Both terms refer to a house which is constructed by attaching two or more factory produced "floors" or "sections" together to form a complete structure.) The Manufactured Housing Institute estimates that hurricane-related demand for single-section homes by the Federal Emergency Management Agency ("FEMA") accounted for roughly 40 percent of all manufactured homes that were shipped in November. Our production

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and  marketing  efforts  have concentrated on multi-section homes and, as of the date  of  this  Report,  we  have  not  delivered  any  FEMA-related  orders.

     In recent years, the manufactured housing industry suffered a downturn in sales as a result of a tightening of credit standards, restricted availability of retail and wholesale financing, and excessive inventory levels. Despite this industry decline that commenced in calendar year 1999, we have been able to successfully launch our business through an efficient manufacturing and production facility, flexible product designs, an experienced and capable sales team, stringent cost controls, and attention to dealer relations, customer satisfaction and service efforts. Our manufactured homes are often sold as part of a land-home package and may be financed by a conventional mortgage. Multi-section homes often have an appearance that is similar to more traditional site-built homes that are built according to local building codes but are competitively priced when compared to a site-built home.

MANUFACTURING  OPERATIONS

     We currently produce all of our manufactured homes at a single manufacturing facility consisting of an approximately 118,000 square foot facility located on 25.5 acres in Guin, Alabama. This facility normally functions on a single-shift, five-day work week basis with a capacity to produce 35 floors per week or approximately 1,750 floors on an annual basis. Our manufactured homes are constructed in accordance with the Federal Manufactured Home Construction and Safety Standards ("HUD Standards"). In 2005, approximately 100% of the homes we produced were built to HUD Standards.

     We plan to continue operating on a single shift, five day work week basis. During the fiscal year ended December 31, 2005, the Company produced an average of 28 floor sections per week. This represented an 11.5% increase in floor section production from the 661 floor sections that were manufactured in the fiscal year ended December 31, 2004.

     Because all of our manufactured homes are constructed in accordance with HUD Standards, our manufacturing facility is subject to strict oversight and monitoring by the U.S. Department of Housing and Urban Development, using independent third-party inspection agencies for enforcement. Each home that we manufacture complies with the HUD Standards and is built in our Deer Valley facility, under controlled conditions, and has a special label affixed to the exterior of the home indicating that the home has been designed, constructed, tested and inspected to comply with stringent federal standards set forth in these HUD Standards. As required by the National Manufactured Home Construction and Safety Standards Act of 1974, each home that we manufacture may not be shipped from our factory unless it complies with HUD Standards and receives a certification label from an independent third-party inspector. Our manufacturing facility must meet performance standards for heating, plumbing, air conditioning, thermal and electrical systems, structural design, fire safety and energy efficiency. While our manufactured homes are constructed with many of the same components and building materials that are used in site-built homes, we utilize a cost-efficient assembly line manufacturing process that enables us to produce a quality home at a much lower cost per square foot than a traditional site-built home.

     In addition to our own in-plant inspection and quality assurance program, HUD Standards require that independent inspections take place at our factory, during each phase of construction by an independent monitoring contractor that has been appointed by the U.S. Department of Housing and Urban Development to enforce the national manufacturing code that has been required under U.S. law for manufactured homes.

     We manufacture homes that are designed as primary residences ready for immediate occupancy. The homes, many of which are customized at our factory to the home buyer's specifications, are constructed in one or more sections and

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transported  by  independent  trucking  companies  to  dealer  locations or to a customer's  site.

     Our homes are manufactured in an indoor facility which has approximately 107,516 square feet of floor space, a frame shop with 10,800 square feet, a material shed with 23,172 square feet of space and an office facility consisting of 11,250 square feet of space. We employ an average of 250 employees who generally work one shift per day, five days per week. Construction of our homes is based upon an assembly line system, commencing by moving a unit through the plant, stopping at a number of work stations where various components and sub-assemblies are attached. Each section is permanently attached to a steel support chassis and various components are later added including floors, interior and exterior walls, roof, cabinets, ceilings and windows. It takes approximately 2 days to complete construction of a home at our manufacturing facility. We currently have the capacity to produce an aggregate of approximately 7 floors per day. Once the home has been assembled and quality review testing completed, the home is ready to be transported to a dealer location or for installation and hookup to a homebuyer's utility systems.

     A Deer Valley home is built with residential features, including 1/2 inch drywall, thermopane windows, enhanced insulation, oak cabinets, cultured marble vanities, and two feet by six feet exterior wall construction standards.

     The extent of customization of the home performed by Deer Valley varies to a significant degree with the price of the home. In the higher price range of the market, the home buyer is often less sensitive to the price increase that is associated with significant design modifications that might be desired. Our experience in producing a customized home on a cost-effective basis has allowed us to offer customized homes and provide factory provided trim-out services and walk-through inspections of the home.

     Because the cost of transporting a manufactured home is significant, substantially all of the Deer Valley's homes are sold to dealers within a 500 mile radius of our manufacturing facility. Deer Valley arranges, at the dealer's expense, for the transportation of finished homes to dealer locations using independent trucking companies. Customary sales terms are cash--on-delivery or guaranteed payment from a floor plan financing source. Dealers or other independent installers are responsible for placing the home on site and making utility hook-ups.

BACKLOG  OF  ORDERS;  SALES  POLICIES

     Substantially all production is initiated against specific orders. As of December 31, 2005, our backlog of orders was 11.77 weeks of orders. In fiscal year 2005, our backlog of orders generally averaged 14 weeks of orders. Dealer orders are subject to cancellation prior to commencement of production, and we do not consider our backlog to be firm orders. Because we operate in an industry where order lead times are extremely short, Deer Valley does not view backlog at any point in time to be indicative of the level of Deer Valley's future revenues.

     Our sales are made to dealers either through floor plan financing arrangements with a financial institution or on a cash basis. When a manufactured home is purchased, we receive payment either directly from the dealer or by a financial institution which has agreed to finance dealer purchases of our manufactured homes. As customary in our industry, many financial institutions which finance dealer purchases require that we execute a repurchase agreement which provides that in the event that a dealer defaults on its repayment of the financing arrangement, we agree to repurchase the manufactured home from the financing institution in accordance with a declining repurchase price schedule that is mutually agreed upon. Because we do not build significant inventories of either finished goods or raw materials and initiate

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production  against  a  specific  product  order,  we  do  not  have significant inventories  and  backlog  of  product  orders.

COMPONENTS

     The principal raw materials that are used in the production of a manufactured home include wood, wood products, panels, steel, sheetrock, vinyl siding, gypsum wallboard, fiberglass insulation, carpet, appliances, electrical items, windows, roofing materials, electrical supplies, roof trusses, and plumbing fixtures. We believe that the raw materials used in the production of our manufactured homes are readily available from a wide variety of suppliers and that the loss of any single supplier would not have a material adverse effect on our business. Although we rely upon Odyssey Group (sheet rock, plumbing and other assembly items), WoodPerfect (lumber suppliers), Morris Sales Company (lumber and siding, panels), General Electric (appliances) and Owens
Corning (insulation) in purchasing materials to assemble our homes, we are not dependent on a single source of supplier for component purchases.

TRADEMARKS,  PATENTS  AND  INTELLECTUAL  PROPERTY  RIGHTS

     We do not rely upon any significant patent rights, licenses or franchises under the trademarks or patents of any other person or entity in conducting our business. While Deer Valley utilizes the mark "Deer Valley" and "Deer Valley Homebuilders" as Company trademarks in marketing its manufactured homes, we do not own any trademarks or patents that have been registered with the United States Patent and Trademark Office. We do offer several models and brand names for our products to our dealers and customers but have not relied upon trademark protection in marketing these products.

PRODUCTS

     We currently offer 22 different models of manufactured homes, with a variety of decors that are marketed under our Deer Valley brand name. We currently manufacture and sell multi-section manufactured homes with 100% of the manufactured homes we produced in 2005 consisting of multi-section units. We offer over 16 different floor plans, ranging in size from approximately 1,560 to 2,580 square feet and offer 19 different trim-out options to customize a customer's home. Many of our homes are customized to the homebuyer's specifications. We believe that our willingness to offer factory trim-out services and customize floor plans and design features to match homebuyer preferences is a principal factor which differentiates us from our competitors.

     Each home typically includes three to five bedrooms, a great room that functions as both a living room, family room and dining room, kitchen, two or three bathrooms and features central air conditioning and heating, water heater, dishwasher, refrigerator, microwave and cook top/range and oven. We offer a wide range of colors, moldings and finishes and provide optional features that include fireplace, wood floors, and modern kitchen counter-tops. We continue to modify and improve the design of our manufactured homes in consultation with our sales representatives and independent dealer network. We also utilize computer-aided and other design methods in an effort to continuously improve the design of our manufactured homes that permit our customers to customize their purchase.

     Deer Valley has traditionally focused on designing manufactured homes with features that make them comparable to site-built homes. In addition to offering the consumer optional features such as finished sheet rock, dishwashers, oak cabinets and furniture packages as well as a wide range of colors, moldings and finishes, Deer Valley generally offers extensive customization of floor plan designs and exterior elevations to meet specific customer preferences.

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     Once  a manufactured home has been completed at our manufacturing facility, we utilize an independent trucking company to transport the home to either a retail sales center or a customer's site. All transportation costs are borne by the independent retailer and the retailer or other independent installer is responsible for placing the manufactured home on the customer's site, joining the interior and exterior seams and providing any utility hookups.

     The following table sets forth the total factory homes built and sold, square footage, and retail price range in 2005:

Number  of  Homes  Sold:
-----------------------

     Multi-section  Homes          1,685  floors  or  842  units
     Total  Homes                  1,685  floors  or  842  units

      Type of Homes      Square Feet     Retail Price Range (excluding land)
      -------------      -----------     -----------------------------------
    Multi-floor Homes  1,560 - 2,580

INDEPENDENT  DEALER  NETWORK

     As of the date of this Report, we had approximately 110 participating independent dealers that are marketing our manufactured homes. Our independent dealers are not required to sell only homes that are manufactured by Deer Valley and will typically choose to offer the products of other manufacturers in addition to those of Deer Valley. We do not have written exclusive agreements with our independent dealers and do not have any control over the operations of, or financial interest in, any of our independent dealers. Deer Valley is not dependent on any single dealer, and in 2005, Deer Valley's largest dealer location accounted for approximately 10% of our sales.

     We believe that our independent dealer network enables us to avoid the substantial investment in management, capital and overhead associated with company-owned sales centers. Although we do not rely upon exclusive dealer arrangements, we typically rely upon a single dealer within a given geographical market to distribute our products. We believe our strategy of selling our manufactured homes through independent dealers helps us to ensure that our manufactured homes are competitive with those of other companies in terms of quality, consumer acceptability, product design and price.

MARKETS  SERVED

     During the fiscal year ended December 31, 2005, we estimate that the percentage of our revenues by region was as follows:

 Regions                Primary States           Percentage of Revenue by Region
 -------                --------------           -------------------------------
Southeast          Alabama,  Florida, Georgia,
                   Kentucky, Mississippi, North
                   Carolina, South Carolina
                   and Tennessee                                85%

South Central      Louisiana, Oklahoma,
                   Texas, Illinois and Arkansas                 15%

     Our manufacturing facility currently serves approximately 80 retailers and our sales staff maintains and monitors our relationships with each independent retailer in an effort to maintain excellent relationships with our network of independent dealers.

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OUR  SALES  FORCE

     At December 31, 2005, Deer Valley sold manufactured homes through approximately 110 independent dealers at approximately 80 retail locations in 14 states, principally in the southeastern and south-central United States.

     Deer Valley markets its homes through product promotions tailored to specific dealer needs. In addition, Deer Valley advertises in local media and participates in regional manufactured housing shows.

CONTINUING  OPERATIONS

     MANUFACTURED  AND  HOMES  -  INDUSTRY  OVERVIEW

     Our manufactured homes are built entirely in our factory, in accordance with national HUD Standards specified by the U.S. Department of Housing and Urban Development (HUD) through its Federal Manufactured Home Construction and Safety Standards.

     Manufactured homes are constructed in a factory environment, utilizing assembly line techniques, which allows for volume purchases of materials and components and more efficient use of labor. The quality of manufactured homes has increased significantly, as producers generally build with the same materials as site-built homes. Many features associated with site-built homes are included in manufactured homes, such as central heating, name-brand appliances, carpeting, cabinets, walk-in closets, wall coverings, and porches. Also, many of our independent dealers offer optional features including central air conditioning, carports, garages, and furniture packages.

     With respect to the retail financing of manufactured housing, interest rates are generally higher and the terms of loans shorter than for site-built homes. In recent years, some lenders stopped extending loans to finance the purchase of manufactured homes. This has had the effect of making financing for manufactured homes even more expensive and more difficult to obtain relative to financing for site-built homes.

     Due to the difficult financing environment for chattel financing nationwide, the industry has been trending toward more conventional mortgage financing for land and homes. Chattel financing is personal property financing secured only by the home and not by the underlying land on which the home is sited. In contrast, "land and home" financing is real property financing secured by the home and by the underlying land on which the home is placed.

     The manufactured housing market entered into a steep decline that began in 1999 before stabilizing at or near a historical lows in 2003 and 2004. Although industry wide shipments overall increased in 2005, such overall increase was, in large part, a result of homes made to FEMA specifications and sold for disaster relief. In addition, because the FEMA specifications are for single-wide homes, the percentage of multisection homes being produced relative to the total number of manufactured homes being produced also has dipped. Management believes that the dip in the percentage of multisection homes being produced relative to the total manufactured home industry is likely a temporary trend, and will reverse as FEMA sales slow-down. Management continues to be encouraged by its continued back-log, now at over 300 homes, and the excellent reviews for its regionally designed homes received from dealers and consumers.

     WARRANTY,  QUALITY  CONTROL  AND  SERVICE

     Deer Valley endeavors to adhere to strict quality standards and continuously refines its production procedures. In addition, in accordance with the construction codes promulgated by HUD, an independent HUD-approved, third-party inspector inspects each manufactured home for compliance during construction at our manufacturing facility.

     Deer Valley provides initial home buyers with a one-year limited warranty against manufacturing defects in the home's construction. In addition, there are often direct warranties that are provided by the manufacturers of components and appliances.

     Deer Valley has experienced quality assurance personnel at each of its manufacturing facilities to provide on-site service to dealers and home buyers. Deer Valley continuously works to enhance its quality assurance systems, placing high emphasis on improving the value and appeal of Deer Valley's homes and reducing consumer warranty claims.

     INDEPENDENT  DEALER  FINANCING

     Substantially all of Deer Valley's independent dealers finance their purchases through "floor plan" arrangements under which a financial institution provides the dealer with a loan for the purchase price of the home and maintains a security interest in the home as collateral. In connection with a floor plan arrangement, the financial institution which provides the independent dealer financing customarily requires Deer Valley to enter into a separate repurchase agreement with the financial institution, under which Deer Valley is obligated, upon default by the independent dealer, to repurchase the home at Deer Valley's original invoice price less cost of all damaged/missing items, plus certain administrative and shipping expenses. At October 1, 2005, Deer Valley's contingent repurchase liability under floor plan financing arrangements through independent dealers was approximately $8,043,773. While homes that have been repurchased by Deer Valley under floor-plan financing arrangements are usually sold to other dealers, no assurance can be given that Deer Valley will be able to sell to other dealers homes that it may be obligated to repurchase in the future under such floor-plan financing arrangements or that Deer Valley will not suffer more losses with respect to, and as a consequence of, those arrangements than we have accrued in our financial statements.

     COMPETITION

     The manufactured housing industry is highly competitive at both the manufacturing and retail levels, with competition based upon numerous factors, including total price to the dealer, customization to homeowners' preferences, product features, quality, warranty repair service and the terms of dealer and retail customer financing. Deer Valley has many competitors, ranging from very large, experienced and well financed companies to small and specialized manufacturers. There are numerous firms producing manufactured and modular homes in the southeastern and south central United States, many of which are in direct competition with us. In addition, certain of Deer Valley's competitors provide retail customers with financing from captive finance subsidiaries.

     Manufactured homes also compete with other forms of housing, including site-built and prefabricated homes. Historically, manufactured housing has had a price advantage over these other forms of housing. That advantage has deteriorated, however, as the credit market in the manufactured housing industry has, at both the retail and wholesale levels, continued to tighten, while interest rates for site-built houses in recent years have been at historic lows, thus increasing the competitive pressures on manufactured housing.

     The capital requirements for entry as a producer in the manufactured housing industry are relatively small. However, Deer Valley believes that the qualifications for obtaining inventory financing, which are based upon the financial strength of the manufacturer and each of its dealers, have recently become more difficult to meet due to the departure of financial institutions from the market and efforts of our competitors to add dealers to their sales network.

     Deer Valley believes that its willingness to customize floor plans and design features to match customer preferences, provide factory provided trim-out and installation services, and efficient customer service is the principal factor which differentiates it from most of its competitors in the manufactured housing industry.

     COMPETITIVE  NICHE

     We believe that we have certain competitive advantages in our market as described below:

     WE CONCENTRATE OUR EFFORTS ON MANUFACTURING AND MARKETING TOP QUALITY HUD CODE HOMES

     By focusing our manufacturing efforts exclusively on HUD Code homes on a cost-effective basis and relying upon our strong network of regional independent dealers within our geographical market, we have been able to minimize our administrative and marketing expenses while providing our customers with a competitively priced product that maximizes value for the purchase price paid for the home.

     WE FOCUS UPON PRODUCING A SUPERIOR QUALITY HOME, WITH ATTENTION TO DETAIL, QUALITY MATERIALS, AND SERVICE TO OUR CUSTOMERS.

     By focusing our manufacturing efforts on the fastest growing sector of the manufactured housing industry, and by paying attention to manufacturing details, procuring quality components and raw materials, and providing factory-provided trim-out options and service capabilities to our customers, we have focused upon servicing our customers that purchase a manufactured home from us. By providing factory trim-out services and walk-through services to a customer, we have been able to respond quickly to customer inquiries to ensure that our retail customers are satisfied with the quality of our home products.

     WE PRODUCE A QUALITY MANUFACTURED HOME PRODUCT THAT IS COMPETITIVELY PRICED

     By focusing our efforts on controlling costs and maintaining a high quality manufacturing facility, we have been able to provide a home product that offers a high quality product at an attractive value. Our multi-section homes sold for an average retail price that ranges from $59,000 to $119,000 in 2005, excluding land costs.

     WE HAVE AN EXPERIENCED MANAGEMENT TEAM THAT HAS EXTENSIVE EXPERIENCE IN THE MANUFACTURED HOUSING BUSINESS

     Our management team is made up of seasoned industry veterans in key leadership positions whose interests are closely aligned with those of our shareholders. Some of our senior management team members will receive substantial additional payments that result from the acquisition of Deer Valley by the Company, depending upon the future success and profitability of Deer Valley.

     WE  HAVE  A  STRONG  NETWORK  OF  INDEPENDENT  DEALERS

     We have a strong network of independent dealers that operate in a highly fragmented industry that consists of approximately 8,000 dealers in the United States. We do not own any company retail stores and do not have any financial or insurance-related services that we provide to our customers that can add significant administrative expense to Deer Valley. We maintain close relationships with each of our independent dealers and carefully monitor our service responsibilities to the customers that purchase a manufactured home from us. We also provide significant volume discounts to our dealers in an effort to maintain a strong network of independent dealers.

     REGULATION

     Deer Valley's manufactured homes are subject to a number of federal, state and local laws. Construction of manufactured housing is governed by the National Manufactured Housing Construction and Safety Standards Act of 1974 ("1974 Act"). In 1976, HUD issued regulations under the 1974 Act establishing comprehensive national construction standards. The HUD regulations cover all aspects of manufactured home construction, including structural integrity, fire safety, wind loads, thermal protection, plumbing and electrical. Such regulations preempt conflicting state and local regulations. Deer Valley's manufacturing facilities and the plans and specifications of its manufactured homes have been approved by a HUD-designated inspection agency. An independent, HUD-approved third-party inspector checks each of Deer Valley's manufactured homes for compliance during at least one phase of construction. In 1994, HUD amended manufactured home construction safety standards to improve the wind force resistance of manufactured homes sold for occupancy in coastal areas prone to hurricanes. Failure to comply with the HUD regulations could expose Deer Valley to a wide variety of sanctions, including closing Deer Valley's plants. Deer Valley believes its manufactured homes meet or surpass all present HUD requirements.

     Manufactured, modular and site-built homes are all built with particleboard, paneling and other products that contain formaldehyde resins. Since February 1985, HUD has regulated the allowable concentration of formaldehyde in certain products used in manufactured homes and requires manufacturers to warn purchasers concerning formaldehyde associated risks. Deer Valley currently uses materials in its manufactured homes that meet HUD standards for formaldehyde emissions and that otherwise comply with HUD regulations in this regard. In addition, certain components of manufactured homes are subject to regulation by the Consumer Product Safety Commission ("CPSC") which is empowered to ban the use of component materials believed to be hazardous to health and to require the manufacturer to repair defects in components of its homes. The CPSC, the Environmental Protection Agency and other governmental agencies are evaluating the effects of formaldehyde. In February 1983, the Federal Trade Commission adopted regulations requiring disclosure of manufactured home's insulation specifications.

     Deer Valley's manufactured and modular homes are also subject to local zoning and housing regulations. A number of states require manufactured and modular home producers to post bonds to ensure the satisfaction of consumer warranty claims. A number of states have adopted procedures governing the installation of manufactured and modular homes. Utility connections are subject to state and local regulation, and must be complied with by the dealer or other person installing the home.

     RISK  FACTORS

     The ownership of our common stock involves a number of risks and uncertainties. You should carefully consider the following risks, together with the information provided elsewhere in this Report. The risks described below are not the only ones facing us. Additional risks that are currently unknown to us or that we currently consider to be immaterial may also impair our business or adversely affect our financial condition or results of operations.

     RISKS  RELATED  TO  THE  ACQUISITION  OF  DEER  VALLEY

     WE HAVE A LIMITED OPERATING HISTORY WHICH MAKES IT DIFFICULT TO EVALUATE OUR FUTURE PROSPECTS AND RESULTS OF OPERATIONS.

     In 2005, we discontinued all business operations in order to concentrate upon finding an appropriate acquisition transaction. Prior to that time, we had engaged in providing consulting and related services to private companies that sought to become reporting companies under the Securities Exchange Act of 1934, and we were registered as a "Business Development Company" under the Investment Company Act of 1940. Prior to the acquisition by our wholly-owned subsidiary, DVA, we terminated our status as a Business Development Company under the Investment Company Act. Because Deer Valley's business will be our only operating business, we will need to consolidate our operations and integrate the management of our operations. No assurances can be given that the results of operations of Deer Valley after the acquisition will not be adversely affected or that our new management team will be able to successfully integrate Deer Valley's operations. The past results of the operations of Deer Valley are not necessarily indicative of the future results of operations of Deer Valley. We may also experience difficulties in assimilating the operations and personnel of Deer Valley's operations as part of our combined business.

     DEER VALLEY HAS BEEN OPERATED AS A PRIVATE COMPANY THAT IS NOT SUBJECT TO SARBANES-OXLEY REGULATIONS AND, THEREFORE, MAY LACK THE FINANCIAL CONTROLS AND PROCEDURES OF PUBLIC COMPANIES

     The management of Deer Valley has not been required to establish and maintain an internal or financial control infrastructure that is necessary to meet the standards of a public company that is required to comply with the provisions of the Securities Exchange Act. There can be no guarantee or assurances given that there are no significant deficiencies or material weaknesses in the quality of Deer Valley's financial controls. As a result of the acquisition of Deer Valley, we will be required to comply with the provisions of Sarbanes-Oxley, including standards for internal and financial controls, in connection with Deer Valley's operations. The cost to Deer Valley of such compliance could be substantial and could have a material adverse effect on our results of operations.

     RISKS  RELATED  TO  OUR  BUSINESS

     WE OPERATE IN AN INDUSTRY THAT HAS EXPERIENCED A PROLONGED AND SIGNIFICANT DOWNTURN

     In recent years, the manufactured housing industry experienced a prolonged and significant downturn as consumer lenders began to tighten underwriting standards and curtail credit availability in response to higher than anticipated rates of loan defaults and significant losses upon the repossession and resale of homes securing defaulted loans. According to the Manufactured Housing Institute, domestic shipments of manufactured homes peaked in calendar year 1998 with the shipment of 372,843 homes, before declining to a total of 130,802 manufactured homes in calendar year 2004. The manufactured housing industry's share of new single-family housing starts also increased to 24% in calendar year 1997 before declining to 7.5% of all new single-family housing starts in calendar year 2004. Other causes of the downturn include a reduced number of consumer lenders in the traditional chattel (home-only) lending sector and higher interest rates on home-only loans. These factors have resulted in declining wholesale shipments, excess manufacturing and retail locations and surplus inventory.

     THE CYCLICAL NATURE OF THE MANUFACTURED HOUSING INDUSTRY COULD CAUSE OUR REVENUES AND OPERATING RESULTS TO FLUCTUATE, AND WE EXPECT THIS CYCLICALITY TO CONTINUE IN THE FUTURE

     The manufactured housing industry is highly cyclical and is influenced by many national and regional economic and demographic factors, including:

     -     the  availability  of  consumer  financing  for  homebuyers;

     -     the  availability  of  wholesale  financing  for  retailers;

     -     consumer  confidence;

     -     interest  rates;

     -     demographic  and  employment  trends;

     -     income  levels;

     -     housing  demand;

     -     general  economic conditions, including inflation and recessions; and

     -     the  availability  of  suitable  home  sites.

     According to the Manufactured Housing Institute, calendar year 2004 was the sixth consecutive year of declining HUD-Code shipments of new manufactured homes. For much of the 1990's, there was an increase in the number of retail dealers and manufacturing capacity and liberalization of credit standards. As a result of higher than anticipated rates of loan defaults and significant losses incurred through the repossession and resale of manufactured homes, many lenders raised their interest rates and tightened their credit standards. In addition, a number of lenders discontinued their loan activities in the industry. While there has been a recent significant increase in the number of single-section manufactured homes that have been purchased due to Hurricane Katrina and other hurricanes, the manufactured housing industry is clearly a cyclical industry that depends upon general economic conditions, consumer confidence, employment and income levels and continuing competitive advantages. We cannot predict what competitive and industry conditions that will impact our business, or to what extent their impact will be on our future results of operations.

     As a result of the foregoing economic, demographic and other factors, our revenues and operating results could fluctuate, and we expect them to continue to fluctuate in the future.

     OUR  LIQUIDITY  AND  ABILITY  TO  RAISE  CAPITAL  MAY  BE  LIMITED

     We may need to obtain additional debt or equity financing in the future. The type, timing and terms of the financing selected by us will depend on, among other things, our cash needs, the availability of other financing sources and prevailing conditions in the financial markets. There can be no assurance that any of these sources will be available to us at any time or that they will be available on satisfactory terms.

     WE ARE DEPENDENT UPON THE AVAILABILITY OF CONSUMER FINANCING FOR OUR RETAIL CUSTOMERS

     Financing for our retail customers could be limited by more restrictive credit standards and reduced financing by lenders, which could affect our sales. Our retail customers generally secure financing from third-party lenders, the availability of which, terms and costs depend on the lending practices of financial institutions, government policies and economic and other conditions. Quasi- government sponsored agencies such as Fannie Mae and Freddie Mac, which serve as purchasers of loans in secondary financial markets, have recently tightened standards for manufactured housing loans that each institution will purchase. Lenders have also tightened credit underwriting standards and increased interest rates for loans made to purchase manufactured homes, thereby reducing the availability of consumer financing options. A consumer seeking to finance the purchase of a manufactured home without land will generally pay a higher interest rate and have a shorter loan maturity than a consumer seeking to finance a site-built home. Most states also classified manufactured homes as personal property rather than real property for purposes of taxation and lien perfection and financing for the purchase of manufactured homes is often more difficult than conventional mortgage financing. If third-party financing for manufactured homes were to be further restricted or curtailed, we could expect to experience a material adverse effect on our results of operations.

     REDUCED AVAILABILITY OF WHOLESALE FINANCING FOR INDUSTRY RETAILERS COULD JEOPARDIZE SALES TO OUR DEALERS AND RETAILERS

     Manufactured housing retailers generally finance their inventory purchases with wholesale floor plan financing provided by lending institutions. We rely upon our independent dealers and retailers to finance their purchases of our manufactured homes through wholesale floor plan financing arrangements. Any reduction in the number of floor plan lenders or tightening of the standards affecting their purchases of manufactured homes could have a material adverse effect upon our sales. Reduced availability of floor plan lending may affect the inventory levels of our independent retailers, the number of retail sales centers and related wholesale demand, and may also have an adverse effect on our access to capital on an ongoing basis.

     TO FINANCE OUR SALES, WE ROUTINELY ENTER INTO REPURCHASE AND GUARANTEE OBLIGATIONS WITH THIRD-PARTY LENDERS

     In accordance with customary business practice in the manufactured housing industry, we have entered into repurchase agreements with various financial institutions and other credit sources who provide floor plan financing to industry retailers, which provide that in the event of a default by an independent retailer in its obligation to these credit sources, we will be obligated to repurchase homes sold to retailers. Under these agreements, we have agreed to repurchase homes at declining prices over the term of the agreement
(which in most cases can be as long as 24 months). The difference between the gross repurchase price and the price at which the repurchased manufactured home can then be resold, which is typically discounted from the original sales price, will be an expense to us. If we are obligated to repurchase a significant number of manufactured homes in the future, this would increase our costs, which could have a negative effect on our earnings. While we incurred no repurchase obligations in 2005, we estimate that our potential obligation under such repurchase agreements is approximately $8,043,773 as of October 1, 2005.

     We believe that our risk of loss under these repurchase agreements is lessened by the fact that (1) our experience has shown that we have incurred only isolated instances of any repurchase liability; (2) our sales are spread over a large number of independent dealers, thereby minimizing our risk; (3) the price that we are obligated to pay under these repurchase agreements generally declines over the period of the agreement and at a predetermined amount; and (4) in the event of a default by a dealer we believe that we will be able to resell any home that has been repurchased from a lender, thereby reducing our loss contingency. While we have established a reserve for possible repurchase losses, we cannot assure our investors that we will not incur material losses in excess of these reserves in the future.

     THE MANUFACTURED HOUSING INDUSTRY IS HIGHLY COMPETITIVE, AND COMPETITION MAY INCREASE THE ADVERSE EFFECTS OF INDUSTRY CONDITIONS

     The manufactured housing industry is highly competitive. We estimate that there are approximately 100 manufacturers in the U.S. in our industry and approximately 8,000 retail sales centers that sell manufactured homes. We estimate that the 10 largest manufacturers account for approximately 80 percent of the sales in the manufactured housing market. Competition at both the manufacturing and retail levels is based upon several factors, including price, product features, reputation for service and quality, retailer promotional programs and the terms of retail customer financing. In addition, our homes compete with repossessed homes that are offered for sale in our markets. A number of our manufacturing competitors also have their own retail distribution systems and consumer finance and insurance operations. The ability to offer consumer finance and insurance products may provide some competitors with an advantage. In addition, we compete against larger competitors that own retail locations. Our products compete with other forms of low to moderate-cost housing, including new and existing site-built homes, apartments, townhouses and condominiums. If we are unable to compete effectively in this environment, our sales and wholesale shipments could be reduced. As a result, our growth could be limited.

     OUR RESULTS OF OPERATIONS CAN BE AFFECTED BY THE PRICING AND AVAILABILITY OF RAW MATERIALS

     Increased prices and the unavailability of raw materials could have a material adverse affect on us. Recently the cost of wood and wood products, gypsum wall board, steel and insulation have increased. Although we have not experienced any severe or prolonged shortage of such building materials to date, there can be no assurance that sufficient supplies of wood and wood products, gypsum wallboard, steel and insulation, as well as other raw materials, will continue to be available to us on satisfactory terms.

     WE  ARE  CONCENTRATED  GEOGRAPHICALLY,  WHICH  COULD  HARM  OUR  BUSINESS

     In 2005, 100% of our revenues were generated from the southeastern and south central regions of the U.S. A decline in the demand for the manufactured housing in these states and regions and/or a decline in the economies of these regions could have a material adverse affect on our sales and results of operations.

     IF THE MANUFACTURED HOUSING INDUSTRY IS NOT ABLE TO SECURE FAVORABLE LOCAL ZONING ORDINANCES, OUR SALES COULD DECLINE AND OUR BUSINESS COULD BE ADVERSELY AFFECTED

     Manufactured housing communities and individual home placements are subject to local zoning ordinances and other local regulations relating to utility service and construction of roadways. In the past, property owners often have resisted the adoption of zoning ordinances permitting the location of manufactured homes in residential areas, which we believe has restricted the growth of the industry. Manufactured homes may not achieve widespread acceptance and localities may not adopt zoning ordinances permitting the development of manufactured home communities. If the manufactured housing industry is unable to secure favorable local zoning ordinances, our sales could decline and our business, results of operations and financial condition could be adversely affected.

     OUR BUSINESS DEPENDS ON MAINTAINING GOOD RELATIONSHIPS WITH OUR INDEPENDENT DEALERS

     We currently depend entirely on our independent dealers for substantially all retail sales of our manufactured homes. We do not have written agreements with these dealers, and these arrangements can be terminated by either party at any time. We have carefully evaluated our dealer relationships in each geographic market. Our competitors also are seeking to maintain and expand their relationships with quality independent dealers. While we believe that we have excellent relationships with our independent dealers, we cannot assure our investors that we will be able to maintain these dealer relations, that these dealers will continue to market and sell our manufactured homes, that these dealers will be successful, or that we will be able to attract new dealers and retain those independent dealers that have successfully sold many of our manufactured homes.

     WE  COULD  INCUR  UNANTICIPATED COSTS ARISING FROM OUR WARRANTY OBLIGATIONS

     We are subject to routine warranty claims in our business. Although we maintain reserves for such claims, which to date have been adequate, we cannot grant any assurances that our warranty expense levels will remain at current levels or that such reserves will continue to be adequate. If we incur a large number of warranty claims that exceed our current warranty expense levels, we could have a material adverse affect on results of operations.

     IF OUR DEALERS HAVE EXCESS INVENTORIES AND UNANTICIPATED REPOSSESSIONS, WE COULD BE NEGATIVELY AFFECTED IN OUR SALES AND PROFIT MARGINS

     When manufactured housing inventories and repossessed homes increase significantly, manufacturers in our industry are immediately impacted. The consolidation of lenders and deterioration in availability of retail financing of manufactured homes has negatively affected the manufactured housing industry. Like our competitors, we could be impacted by increases in inventories of manufactured homes and an increase in the number of available repossessed homes. In order to increase our manufacturing capacity and increase our sales, we will need to expand our manufacturing capabilities and obtain financing for these efforts. We cannot be assured that we will be able to obtain future financing on acceptable terms. If we are unable to obtain additional financing, or if we cannot obtain financing on acceptable terms, we may not be able to execute our business strategy and expand our sales. In addition, the terms of any such additional financing may restrict our financial flexibility, including debt obligations that we may incur in the future, or may restrict our ability to manage our business as we had intended.

     WE OPERATE IN A HIGHLY COMPETITIVE BUSINESS AND MANY OF OUR COMPETITORS HAVE STRONGER BALANCE SHEETS AND CASH FLOWS, AS WELL AS GREATER ACCESS TO CAPITAL

     We compete in a highly competitive manufacturing industry. Although retail operations and dealers that sell manufactured housing are varied and diverse, a small group of manufacturers account for most of the manufactured housing units in the industry. We also compete with site-built homes, apartments and townhouses. To successfully compete in this industry, we will need to continue to manufacture a quality product and provide superior service in the regional markets in which we operate.

     THE LOSS OF ANY OF OUR EXECUTIVE OFFICERS COULD REDUCE OUR ABILITY TO EXECUTE OUR BUSINESS STRATEGY AND COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR BUSINESS AND RESULTS OF OPERATIONS

          We are dependent to a significant extent upon the efforts of our management team, particularly Joel Logan, President and General Manager of Deer Valley, Charles L. Murphree, Jr., Vice President and Regional Sales Director of

Deer Valley and John Steven Lawler, Director of Finance of Deer Valley. The loss of the services of one or more of our executive officers could impair our ability to execute our business strategy and have a material adverse effect upon our business, financial condition and results of operations. We currently have no key man life insurance for any of our executive officers.

     RISKS RELATED TO AN INVESTMENT IN OUR SECURITIES

     WE  HAVE  NO  OPERATING  HISTORY  AS  A  PUBLIC  REPORTING  COMPANY

     Prior to the Company's acquisition of Deer Valley, we operated as a Business Development Company under the Investment Company Act of 1940 and assisted companies that desired to become a publicly reporting company but had minimal operations. Accordingly, our management team has no prior experience in operating Deer Valley as an independent public company. In addition, our management team will need to comply with the numerous regulatory and other requirements applicable to independent public companies, including requirements relating to corporate governance, listing standards and securities and investor relations issues.

     THE APPLICATION OF "PENNY STOCK" RULES COULD ADVERSELY EFFECT THE MARKET PRICE OF OUR STOCK

     U.S. securities laws require that if the price of our publicly traded securities is less than $5 per share, the open-market trading of our securities will be subject to the "penny stock" rules. These rules impose additional sales restrictions on brokers/dealers who sell securities to persons that may not have an established relationship with a broker/dealer or may not qualify as an accredited investor under U.S. securities laws. If the penny stock rules apply, a broker/dealer must make a special suitability determination and receive written consent from the purchaser prior to the transaction being consummated. The broker/dealer must also disclose the commissions that will be paid to the broker/dealer and provide current quotations for the price of the security being purchased. The broker/dealer must also furnish monthly statements to these investors disclosing recent price information on the market in penny stocks. These additional burdens imposed on brokers/dealers could restrict the ability or decrease the willingness of brokers/dealers to sell our common stock and may result in decreased liquidity for our shares and increase the transaction costs for engaging in securities transactions of our stock.

     OUR COMMON STOCK IS THINLY TRADED AND YOU MAY BE UNABLE TO SELL YOUR SHARES OR OTHERWISE LIQUIDATE YOUR INVESTMENT

     We cannot predict the extent to which an act of public market will develop for our common stock. While we intent to seek to apply for listing of our securities on the Nasdaq National Market or other securities exchanges in the future, no assurances can be given that we will be able to successfully list our shares on one of these exchanges.

     WE  DO  NOT  EXPECT  TO  PAY  DIVIDENDS  ON  OUR  COMMON  STOCK

     We do not expect to pay any dividends on our common stock in the foreseeable future. The payment of dividends to our stockholders is subject to the discretion of our board of directors, and various factors may prevent us from paying dividends. Such factors include our cash requirements and liquidity and the requirements of state corporate and other laws.

     VOLATILITY  OF  STOCK  PRICE

     The price of our common stock may fluctuate widely, depending upon a number of factors, many of which are beyond our control. These factors include the perceived prospects of our business and the manufactured housing industry as a whole; differences between our actual financial and operating results and those expected by investors and analysts; changes in analysts' recommendations or projections; changes affecting the availability of financing in the wholesale and consumer lending markets; actions or announcements by competitors; changes in the regulatory environment in which we operate; and changes in general economic or market conditions. In addition, stock markets generally experience significant price and volume volatility from time to time which may adversely affect the market price of our common stock for reasons unrelated to our performance.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     CAUTIONARY  NOTICE  REGARDING  FORWARD  LOOKING  STATEMENTS

     We desire to take advantage of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. This Report on Form 8-K contains a number of forward-looking statements that reflect management's current views and expectations with respect to our business, strategies, products, future results and events and financial performance. All statements made in this Report other than statements of historical fact, including statements that address operating performance, events or developments that management expects or anticipates will or may occur in the future, including statements related to distributor channels, volume growth, revenues, profitability, new products, adequacy of funds from operations, statements expressing general optimism about future operating results and non-historical information, are forward looking statements. In particular, the words "believe," "expect," "intend," "anticipate," "estimate," "may," variations of such words, and similar expressions identify forward-looking statements, but are not the exclusive means of identifying such statements and their absence does not mean that the statement is not forward-looking. These forward-looking statements are subject to certain risks and uncertainties, including those discussed below. Our actual results, performance or achievements could differ materially from historical results as well as those expressed in, anticipated or implied by these forward-looking statements. We do not undertake any obligation to revise these forward-looking statements to reflect any future events or circumstances.

     Readers should not place undue reliance on these forward-looking statements, which are based on management's current expectations and projections about future events, are not guarantees of future performance, are subject to risks, uncertainties and assumptions (including those described below) and apply only as of the date of this Report. Our actual results, performance or achievements could differ materially from the results expressed in, or implied by, these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed below in "Risk Factors" as well as those discussed elsewhere in this Report, and the risks to be discussed in our next Annual Report on form 10-KSB and in the press releases and other communications to shareholders issued by us from time to time which attempt to advise interested parties of the risks and factors that may affect our business. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

OVERVIEW

     At the end of 2005, Cytation had nominal operations. The Company had revenues of $59,114 in fiscal year 2005, as compared to $240,368 in fiscal year 2004. The Company had a net loss of $173,605 in fiscal year 2005, as compared to a net loss of $696,689 in fiscal year 2004. The differences in the foregoing figures are the result of Cytation's discontinuation of operations in contemplation of a reverse merger, which did not occur, and of the purchase of Deer Valley. Because Cytation discontinued its prior operations in the first quarter of 2005 and was a shell company (as defined in Rule 12b-2 of the Exchange Act) from the first quarter of 2005 through January 18, 2006, because Deer Valley constitutes all of the Company's operations, and because management does not believe that it is informative or useful to compare the results of operations for the year ended December 31, 2005 on an unaudited pro forma condensed combined consolidated basis, giving effect to the acquisition of Deer Valley, as compared to fiscal year 2004, the remainder of this discussion relates to the operations of Cytation's newly acquired operating subsidiary, Deer Valley. In conjunction with this discussion it is imperative that investors read the footnotes to the financial statements attached to this filing.

     After the acquisition of Deer Valley was completed by DVA, Deer Valley constitutes all of our operations. Deer Valley is a wholly-owned subsidiary of DVA, which is a wholly-owned subsidiary of the Company. Deer Valley was formed in January, 2004, and its offices and manufacturing plant are located in Guin, Alabama. Deer Valley manufactures and designs manufactured homes which are sold to a network of independent dealers which are located primarily in the southeastern and south central regions of the United States. Deer Valley operates its manufacturing facility and business offices in Guin, Alabama.

     When evaluating the Company's financial condition and operating performance, the most important matters on which the company's executives are currently focusing are raising additional capital and establishing a new credit line with a larger bank, in order to facilitate growth. The key performance indicators management examines are (1) the Company's production rate, in "floors" produced per day, (2) the cost of sales, and (3) the size of the Company's sales backlog. For more information on these performance indicators, please see the attached financial statements and notes thereto and the section of this document entitled "Description of Business."


RESULTS  OF  OPERATIONS

     The following discussion of our financial condition and results of operations should be read in conjunction with our financial statements, included herewith. This discussion should not be construed to imply that the results discussed herein will necessarily continue into the future, or that any conclusion reached herein will necessarily be indicative of actual operating results in the future. Such discussion represents only the best present assessment by our management. Historical financial information presented for the year ended December 31, 2005 and the year ended December 31, 2004, is that of the Company on a consolidated versus combined basis with Deer Valley
Homebuilders, Inc., which reflects the Company's acquisition of Deer Valley Homebuilders, Inc. on January 18, 2006, pursuant to the terms of the Securities Purchase and Share Exchange Agreement.

HISTORICAL RESULTS - FISCAL YEAR ENDED DECEMBER 31, 2005; COMPARISON OF FISCAL YEAR ENDED DECEMBER 31, 2004.

REVENUES. Overall net revenues for the year ended December 31, 2005 were $35,717,073. In addition, overall net revenues for the year ended December 31, 2004 were $15,394,215. The increase of $20,322,858 is a direct result of increased sales and production of homes which increased from 655 floors in 2004 to 1,385 floors in 2005.

SELLING, GENERAL, AND ADMINISTRATIVE EXPENSES. General and administrative expenses consisted of payroll and related expenses for executive, accounting, and administrative personnel, professional fees, and other general corporate expenses. Selling, general, and administrative expenses for the year ended December 31, 2005 were $2,996,023. In addition, general and administrative expenses for the year ended December 31, 2004 were $1,559,333. These general and administrative costs have increased primarily due to increased production, sales, and operating expenses. The production direct cost of goods was generally in the same ratio to sales for both periods with increased quantity discounts being offset by a rise in material cost. The remainder of the increase was due to salary expenses, which increased from $894,722 in 2004 to $1,423,298 in 2005.

NET INCOME (LOSS). The net income for the year ended December 31, 2005 was $3,366,658. The net income for the year ended December 31, 2004 was $1,010,506. The increase in net income is primarily due to increased production and sales of Deer Valley's operations. Because of this and because fixed expenses were spread over a significantly larger number of units produced with no reduction in price per unit, the gross profit margin was greater in 2005 than in 2004. The increase in production can be seen in a comparison of daily output. As of December 31, 2004, Deer Valley produced 4 floors per day, whereas as of December 31, 2005, Deer Valley produced 7 floors per day.

LIQUIDITY  AND  CAPITAL  RESOURCES

     Management believes that the Company has sufficient cash flow from operations, available bank borrowings, cash, and cash equivalents to meet its short-term working capital requirements for the next 12 months. The Company's sales of manufactured homes generate an average positive cash flow in excess of $281,000 per month. Should our costs and expenses prove to be greater than we currently anticipate, or should we change our current business plan in a manner which will increase or accelerate our anticipated costs and expenses, such as through the acquisition of new products, the depletion of our working capital would be accelerated. Management believes that the Company may need additional working capital to sustain its present rate of growth in the long term. Accordingly, the Company may seek additional equity financing in an amount up to $3,000,000.

     The company spends its cash to pay expenses and to fund increases in production capacity. To the extent that it becomes necessary to raise additional cash in the future as our current cash and working capital resources are depleted, we will seek to raise it through the public or private sale of debt or equity securities, the procurement of advances on contracts or licenses, funding from joint-venture or strategic partners, debt financing or short-term loans, or a combination of the foregoing. We also may seek to satisfy indebtedness without any cash outlay through the private issuance of debt or equity securities.

     The Company is contingently liable under the terms of repurchase agreements with financial institutions providing inventory financing for retailers of the Company's products. These arrangements, which are customary in the industry, provide for the repurchase of products sold to retailers in the event of default by the retailer. The risk of loss under these agreements is spread over numerous retailers. The price the Company is obligated to pay generally declines over the period of the agreement (typically 18 to 24 months) and the risk of loss is further reduced by the sale value of repurchased homes. The maximum amount for which the Company is contingently liable under such agreements amounted to $9,600,519 and $4,516,365 at December 31, 2005 and 2004, respectively. The remaining outstanding contingent liability arising from sales to dealers prior to December 31, 2004 amounted to $525,000 on the date of this filing. As of December 31, 2005 and December 31, 2004, the company had a reserve of $35,000 and $3,500, respectively, for future repurchase losses, based on prior experience and an evaluation of dealers' financial conditions. The Company to date has not experienced significant losses under these agreements, and management does not expect any future losses to have a material effect on the accompanying financial statements. The risk of loss which we face under these repurchase agreements is also lessened by additional factors listed below under "Reserve for Repurchase Commitments."

FINANCING

     The Company has a fixed rate revolving line of credit with State Bank and Trust of Guin, Alabama. Under this line of credit entered into on March 3, 2004, the Company can make loan draws for business purposes up to a maximum amount of $500,528 in the aggregate. Amounts drawn on the line of credit accrue interest at the fixed interest rate of 5.5%. The line of credit matures March 25, 2005 and is secured by inventory and accounts receivable of the Company. As of December 31, 2005, no amounts were drawn and outstanding under the line of credit arrangement.

     In addition to the revolving line of credit described in the preceding paragraph, the Company, during its normal course of business, is required to issue irrevocable standby letters of credit in the favor of independent third party beneficiaries. As of December 31, 2005 the following letters of credit were issued and in force:

     Letter of Credit No. 98 issued through State Bank & Trust in the amount of $400,000 to the favor of beneficiary Bombardier Capital, Inc., issued January 27, 2005 and expiring January 27, 2006, pending renewal. Personally guaranteed by Joel Logan, President and General Manager of Deer Valley.

     Letter of Credit No. 93 issued through State Bank & Trust in the amount of $100,000 to the favor of beneficiary 21st Mortgage Corporation, issued May 3, 2005 and expiring May 3, 2006, pending renewal. Personally guaranteed by the three largest former shareholders of Deer Valley.

     Letter of Credit No. 97 issued through State Bank & Trust in the amount of $150,000 to the favor of Textron Financial Corporation, issued September 21, 2005 and expiring September 21, 2006, pending renewal.

     All of the Letters of Credit above are required under the terms of the Repurchase Agreements described below in the section entitled "Reserve for Repurchase Commitments." As of December 31, 2005, no amounts had been drawn on the above irrevocable letters of credit by the beneficiaries.

     The Company is also obligated under a Promissory Note payable to State Bank & Trust of Guin, Alabama (the "B&T Note"). The B&T Note is payable in monthly installments of $10,000 (which includes interest at 5.00%) and matures on November 11, 2008. The B&T Note is secured by all assets of the Company and is personally guaranteed by two major stockholders of the Company.

     Management does not believe that current debt commitments will make it difficult to secure additional debt or equity financing, since the company has no significant debt other than long-term mortgages, trade payables, and the earnout agreement referenced in "Off-Balance Sheet Arrangements" below.

CRITICAL  ACCOUNTING  POLICIES

     Our discussion and analysis of our financial condition and results of operations are based upon our financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of these consolidated financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosures of contingent assets and liabilities. For a description of those estimates, see Note 1, Nature of Business , Basis of Presentation, and Summary of Significant Accounting Policies, contained in the explanatory notes to Deer Valley Homebuilders, Inc.'s

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

financial statements for the fiscal year ended December 31, 2005, contained in this filing. On an ongoing basis, we evaluate our estimates, including those related to reserves, deferred tax assets and valuation allowance, impairment of long-lived assets, fair value of equity instruments issued to consultants for services, and estimates of costs to complete contracts. We base our estimates on historical experience and on various other assumptions which we believe to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities which are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions. However, we believe that our estimates, including those for the above-described items, are reasonable.

CRITICAL  ACCOUNTING  ESTIMATES

     Management is aware that certain changes in accounting estimates employed in generating financial statements can have the effect of making the Company look more or less profitable than it actually is. Management does not believe that either the Company or its auditors have made any such changes in accounting estimates. A summary of the most critical accounting estimates employed by the Company in generating financial statements follows below.

WARRANTIES

     We provide our retail buyers with a one-year limited warranty covering defects in material or workmanship, including plumbing and electrical systems. We record a liability for estimated future warranty costs relating to homes sold, based upon our assessment of historical experience and industry trends. In making this estimate, we evaluate historical sales amounts, warranty costs related to homes sold and timing in which any work orders are completed. We have a reserve for estimated warranties of $750,000 as of December 31, 2005, compared to $550,000 as of December 31, 2004. Although we maintain reserves for such claims, there can be no assurance that warranty expense levels will remain at current levels or that the reserves that we have set aside will continue to be adequate. A large number of warranty claims which exceed our current warranty expense levels could have a material adverse affect upon our results of operations.

VOLUME  INCENTIVES  PAYABLE

     We have relied upon volume incentive payments to our independent dealers who retail our products. These volume incentive payments are accounted for as a reduction to gross sales, and are estimated and accrued when sales of our manufactured homes are made to our independent dealers. Volume incentive reserves are recorded based upon the annualized purchases of our independent dealers who purchase a qualifying amount of home products from us. We accrue a liability to our dealers, based upon estimates derived from historical payout rates. Volume incentive costs represent a significant expense to us, and any significant changes in actual payouts could have an adverse affect on our financial performance.

RESERVE  FOR  REPURCHASE  COMMITMENTS

     Most of our independent dealers finance their purchases under a wholesale floor plan financing arrangement under which a financial institution provides the dealer with a loan for the purchase price of the home and maintains a security interest in the home as collateral. When entering into a floor plan arrangement, the financial institution routinely requires that we enter into a separate repurchase agreement with the lender, under which we are obligated, upon default by the independent dealer, to repurchase the manufactured home at our original invoice price less the cost of administrative and shipping expenses. Our potential loss under a repurchase obligation depends upon the estimated net resale value of the home, as compared to the repurchase price that we are obligated to pay. This amount generally declines on a predetermined schedule over a period that usually does not exceed 24 months.

     The risk of loss that we face under these repurchase agreements is lessened by several factors, including the following:

      (i) the sales of our products are spread over a number of independent dealers,
     (ii) we have had only isolated instances where we have incurred a repurchase obligation,
    (iii) the price we are obligated to pay under such repurchase agreements declines based upon a predetermined amount over a period which usually does not exceed 24 months, and
     (iv) we have been able to resell homes repurchased from lenders at current market prices, although there is no guarantee that we will continue to be able to do so.

     The maximum amount for which the Company is contingently liable under such agreements amounted to $9,600,519 at December 31, 2005. As of December 31, 2005 and December 31, 2004 we had a reserve of $35,000 and $3,500, respectively, established for future repurchase commitments, based upon our prior experience and evaluation of our independent dealers' financial conditions. Because Deer Valley to date has not experienced any significant losses under these agreements, management does not expect any future losses to have a material effect on our accompanying financial statements.

REVENUE  RECOGNITION

     Revenue for our products that are sold to independent dealers are generally recorded when all of the following conditions have been met: (i) an order for the home has been received from the dealer; (ii) an agreement with respect to payment terms has been received; and (iii) the home has been shipped and risk of loss has passed to the dealer.

RECENT  ACCOUNTING  PRONOUNCEMENTS

     In December 2004, the FASB issued SFAS No.153, "Exchanges of Nonmonetary Assets, an amendment of APB Opinion No. 29, Accounting for Nonmonetary Transactions." The amendments made by Statement 153 are based on the principle that exchanges of nonmonetary assets should be measured based on the fair value of the assets exchanged. Further, the amendments eliminate the narrow exception for nonmonetary exchanges of similar productive assets and replace it with a broader exception for exchanges of nonmonetary assets that do not have commercial substance. Previously, Opinion 29 required that the accounting for an exchange of a productive asset for a similar productive asset or an equivalent interest in the same or similar productive asset should be based on the recorded amount of the asset relinquished. Opinion 29 provided an exception to its basic measurement principle (fair value) for exchanges of similar productive assets. The FASB believes that exception required that some nonmonetary exchanges, although commercially substantive, be recorded on a carryover basis. By focusing the exception on exchanges which lack commercial substance, the FASB believes this statement produces financial reporting which more faithfully represents the economics of the transactions. SFAS 153 is effective for nonmonetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. Earlier application is permitted for nonmonetary asset exchanges occurring in fiscal periods beginning after the date of issuance. The provisions of SFAS 153 shall be applied prospectively. The Company has evaluated the impact of the adoption of SFAS 153, and does not believe the impact will be significant to the company's overall results of operations or financial position.

     In December 2004, the FASB issued SFAS No.123 (revised 2004), "Share-Based Payment". SFAS 123(R) will provide investors and other users of financial statements with more complete and neutral financial information by requiring that the compensation cost relating to share-based payment transactions be recognized in financial statements. That cost will be measured based on the fair value of the equity or liability instruments issued. SFAS 123(R) covers a wide range of share-based compensation arrangements including share options, restricted share plans, performance-based awards, share appreciation rights, and employee share purchase plans. SFAS 123(R) replaces FASB Statement No. 123, "Accounting for Stock-Based Compensation", and supersedes APB Opinion No. 25,
"Accounting for Stock Issued to Employees." SFAS 123, as originally issued in 1995, established as preferable a fair-value-based method of accounting for share-based payment transactions with employees. However, that statement permitted entities the option of continuing to apply the guidance in Opinion 25, as long as the footnotes to financial statements disclosed what net income would have been had the preferable fair-value-based method been used. Public entities (other than those filing as small business issuers) will be required to apply SFAS 123(R) as of the first interim or annual reporting period which begins after June 15, 2005. For public entities filing as small business issuers, SFAS 123(R) is applicable as of the beginning of the first interim or annual reporting period beginning after December 15, 2005. Once the standard is adopted, we currently expect full-year 2006 diluted net earnings per share to be reduced by approximately $.01 for stock option. Application of this pronouncement requires significant judgment regarding the inputs to an option pricing model, including stock price volatility and employee exercise behavior. Most of these inputs are either highly dependent on the current economic environment at the date of grant or forward-looking over the expected term of the award. As a result, the actual impact of adoption on earnings for 2006 could differ significantly from our current estimate. We are currently considering the modified prospective method of transition, which would be first effective for our 2006 fiscal first quarter.

     In December 2004, the Financial Accounting Standards Board issued two FASB Staff Positions-FSP FAS 109-1, Application of FASB Statement 109 "Accounting for Income Taxes" to the Tax Deduction on Qualified Production Activities Provided by the American Jobs Creation Act of 2004, and FSP FAS 109-2 Accounting and Disclosure Guidance for the Foreign Earnings Repatriation Provision within the American Jobs Creation Act of 2004. Neither of these affected the Company as it does not participate in the related activities.

PROPERTY

     The Company's executive and operating offices are located at 4902 Eisenhower Blvd., Suite 185, Tampa, FL 33634. The telephone number at the Company's executive offices is (813) 885-5998. Deer Valley's manufacturing plant and offices are located at 205 Carriage Street, Guin, Alabama 35563, and its telephone number is (205) 468-8400. Deer Valley's manufacturing plant and company offices consists of a manufacturing plant with 107,511 square feet, a frame shop with 10,800 square feet, material shed of 23,172 square feet and offices with 11,250 square feet of space. Deer Valley owns the buildings and
25.5 acres underlying these facilities. We believe that the general physical condition of our manufacturing facility and executive offices is adequate to satisfy our current production needs. If we continue to increase our sales, we believe that we will need to obtain a small satellite production facility that is near to our facility in Guin, Alabama, in 2006. As of the date of this Report, we have not procured a site for this satellite manufacturing facility.

     Deer Valley maintains a website at www.deervalleyhb.com. The information contained on Deer Valley's website is not a part of this Report, nor is it incorporated by reference into this Report.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The table below sets forth information with respect to the beneficial ownership of our capital stock as of January 20, 2006 for (i) any person who we know is the beneficial owner of more than 5% of our outstanding common stock;

(ii) each of our directors or those nominated to be directors, and executive officers; and (iii) all of our directors and executive officers as a group.

                     SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

                                                                 AMOUNT AND NATURE
   TITLE OF CLASS             NAME AND ADDRESS OF                        OF
                              BENEFICIAL OWNERSHIP                BENEFICIAL OWNER       PERCENTAGE OF CLASS(1)
Common Stock issuable
upon conversion of Series     Charles G. Masters, Director of
B Preferred Stock             Cytation Corp., Chief Executive        1,430,000
                              Officer & President of Cytation      Direct Ownership             9.1%
                              Corp.(2)


Common Stock                  Christopher Portner, Director of          38,332
                              Cytation Corporation(2)              Direct Ownership              *

Common Stock issuable         Joel Stephen Logan, II, Member
upon conversion of Series     of the Board of Directors of
A Preferred Stock             Deer Valley Homebuilders, Inc.,
                              President and General Manager             200,000
                              of Deer Valley Homebuilders,         Direct Ownership             1.3%
                              Inc.(3)


Common Stock issuable         Charles L. Murphree, Jr.,                 133,334
upon conversion of Series     Member of the Board of Directors     Direct Ownership              *
A Preferred Stock             of Deer Valley Homebuilders, Inc.,
                              Vice President and Regional Sales
                              Director of Deer Valley Homebuilders,
                              Inc.(3)


Common Stock issuable         John Steven Lawler, Member of
upon conversion of Series     the Board of Directors of Deer
A Preferred Stock             Valley Homebuilders, Inc.,                66,666
                              Director of Finance, Deer Valley     Direct Ownership              *
                              Homebuilders, Inc.(3)

Common Stock issuable
upon conversion of Series
B Preferred Stock             Deecembra Diamond(2)                     865,100(4)               5.5%

Common Stock issuable
upon conversion of Series     Christopher Phillips(2)                 5,167,600(5)             29.4%
B Preferred Stock or
Series C Preferred Stock,
as referenced below

                                       26

Common Stock issuable
upon conversion of Series                                              4,000,000
A Preferred Stock             Vicis Capital Master Fund(2)        Direct Ownership(6)          26.0%

All Officers and Directors
 as a group (5 persons)                                                1,868,332               12.0%

*Less than 1%.
(1) Applicable percentage of ownership is based on (i) 1,000,000 shares of common stock being issued and outstanding, (ii) an aggregate of 6,936,980 shares of common stock which are issuable upon the conversion of 520,274 shares of the Company's Series A Convertible Preferred Stock currently issued and outstanding, (iii) an aggregate of 4,945,100 shares of common stock which are issuable upon the conversion of 49,451 shares of the Company's Series B Convertible Preferred Stock currently issued and outstanding, and (iv) an aggregate of 2,675,000 shares of common stock which are issuable upon the conversion of 26,750 shares of the Company's Series C Convertible Preferred Stock currently issued and outstanding. Calculations do not include outstanding warrants, options, or other rights issued by the Company, unless the reporting person is the beneficial owner of the warrant, option, or other right. Beneficial ownership is determined in accordance with the rules of the Commission and generally includes voting of investment power with respect to securities. Shares of common stock subject to securities exercisable or convertible into shares of common stock that are currently exercisable or exercisable within 60 days of January 20, 2006 are deemed to be beneficially owned by the person holding such options for the purpose of computing the percentage of ownership of such persons, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise noted, we believe that all shares are beneficially owned and that all persons named in the table have sole voting and investment power with respect to all shares of common stock owned by them.

(2) Unless otherwise indicated, the mailing address of the shareholder is 4902 Eisenhower Blvd., Suite 185, Tampa, FL 33634.

(3) Unless otherwise indicated, the mailing address of the shareholder is 205 Carriage St., Guinn, Alabama 35563.

(4) Includes (a) 675,000 common shares issuable upon conversion of 675 shares of the Company's Series B Preferred Stock directly owned by Deecembra Diamond, and (b) 190,100 common shares issuable upon conversion of 190 shares of the Company's Series B Preferred Stock indirectly owned by nature of Deecembra Diamond's ownership of Apogee Financial, Inc. Deecembra Diamond disclaims beneficial ownership of securities owned by Apogee Financial, Inc., except to the extent of her pecuniary interest therein, and the inclusion of these shares in this report shall not be deemed an admission of beneficial ownership of all of the reported shares for purposes of Section 16 or for any other purpose.

(5) Includes (a) 302,500 common shares issuable upon conversion of 303 shares of the Company's Series B Preferred Stock owned by Famalom, LLC, an entity for which Mr. Phillips serves as the managing member (b) 2,675,000 common shares issuable upon conversion of 2,675 shares of the Company's Series C Preferred Stock owned by Total CFO, LLC, an entity for which Mr. Phillips serves as the managing member, and (c) 2,000,000 shares of common stock which are issuable upon exercise of a warrant held by Total CFO, LLC, an entity for which Mr. Phillips serves as the managing member. The conversion rights of each holder of outstanding shares of Series C Preferred Stock is limited in the certificate of designations, preferences and rights of such stock, and the exercise rights in the warrants issued to Total CFO, LLC are limited, so, in each instance, the holder is not entitled to convert any Series C Preferred Stock, or exercise any warrants, to the extent that, after such conversion, the sum of the number of shares of common stock beneficially owned by such holder and its affiliates, will result in beneficial ownership of more than 4.99% of the outstanding shares of common stock. As a result, the inclusion of Series C Preferred Stock in this report shall not be deemed an admission of beneficial ownership of all of registered securities under Section 16 or for any other purpose. In addition, Christopher Phillips disclaims beneficial ownership of securities owned by Famalom, LLC, Total CFO, LLC, and Apogee Financial, Inc., except to the extent of his pecuniary interest therein, and the inclusion of these shares in this report shall not be deemed an admission of beneficial ownership of all of the reported shares or for any other purpose.

(6) Based on 4,000,000 common shares issuable upon conversion of 300,000 shares of the Company's Series A Preferred Stock. The conversion rights of each holder of outstanding shares of Series A Preferred Stock is limited in the certificate of designations, preferences and rights of such stock, so that the holder is not entitled to convert, any Series A Preferred Stock to the extent that, after such conversion, the sum of the number of shares of common stock beneficially owned by such holder and its affiliates, will result in beneficial ownership of more than 4.99% of the outstanding shares of common stock. As a result, the inclusion of Series A Preferred Stock in this report shall not be deemed an admission of beneficial ownership for purposes of determining if the holder is a beneficial owner of registered securities under Section 16 or for any other purpose.

CHANGE IN CONTROL

There are no existing agreements which may provide for a change in control of the Company.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

OFFICERS AND DIRECTORS

     As of January 20, 2006, the directors and executive officers of Cytation Corporation, Inc., their age, positions, the dates of their initial election or appointment as directors or executive officers, and the expiration of their terms are as follows:


NAME OF
DIRECTOR/EXECUTIVE
OFFICER
                         AGE            POSITION                                  PERIOD SERVED
                                President, Chief Executive Officer,        January 18, 2006 to Present; term
                                President; Class II Director               as Class II Director expires in
Charles G. Masters        66                                               2007

                                Class I Director                           July 2001 to Present; term as
Christopher Portner       39                                               Class I Director expires in 2006

                                Member of the Board of Directors
                                of Deer Valley Homebuilders, Inc.,         January 2004 to Present; term as
                                President and General Manager of           Director expires in 2006
 Joel Stephen Logan, II   37    Deer Valley Homebuilders, Inc.

                                Member of the Board of Directors
                                of Deer Valley Homebuilders, Inc.,         April 2004 to Present; term as
                                Vice President and Regional Sales          Director expires in 2006
Charles L. Murphree, Jr   44    Director of Deer Valley Homebuilders,
                                Inc.

                                Member of the Board of Directors of
                                Deer Valley Homebuilders, Inc.,
                                Director of Finance, Deer Valley           January 2004 to Present; term as
John Steven Lawler        37    Homebuilders, Inc.                         Director expires in 2006

DUTIES, RESPONSIBILITIES AND EXPERIENCE

     CHARLES G. MASTERS, Chief Executive Officer, President and Director of Cytation Corporation. Mr. Masters was the founder of Deer Valley Acquisitions Corporation and, since its inception in July 2005, has served as its Chief Executive Officer. In March 1998, Mr. Masters founded and has since served as CEO and CFO of Bumgarner Enterprises, Inc., an oil and gas development and a business consulting firm. Since 2001, Mr. Masters has also served as Director, CEO, and CFO of Ranger Industries, Inc., a public company, which is the sole shareholder of Bumgarner Enterprises. Ranger Industries engages in business consulting, due diligence research, and oil and gas exploration and development. Mr. Masters has founded and served as the CEO and CFO of several private companies involved in the development of military electronic communications and test equipment, pioneering the introduction of microprocessors into point of sale equipment, medical equipment, artificial intelligence devices, and the development of laser scanners. Mr. Masters received a B.S.E.E. (1961) from Duke University, a M.S.E.E. (1964) from the University of Pittsburgh and a M.S.M.S.
(1966)  from  Johns  Hopkins  University.

     CHRISTOPHER PORTNER, Director of Cytation Corporation. Since March 1998, Mr. Portner has been a certified financial planner and a general securities principal with PSA Equities and a portfolio manager with PSA Capital Management of Lutherville, Maryland. From 1995 through February 1998, Mr. Portner was a financial consultant with Peremel & Company of Baltimore, Maryland. Mr. Portner is a graduate of the College of Financial Planning's professional education program, holds a Bachelor of Science degree in both Business and English from Towson State University. Mr. Portner plans to resign as director at a special meeting to be held as soon as is practicable.

          JOEL STEPHEN LOGAN, II, Director, President, and General Manager of Deer Valley Homebuilders, Inc. Mr. Logan has extensive experience in the manufactured home industry. Since 2004, Mr. Logan has served as General Manager and President for Deer Valley Homebuilders, Inc. From 1996 until 2003, Mr. Logan worked as President of Pinnacle Homes of Alabama, a manufactured housing company. Mr. Logan is a graduate of Mississippi State University, from which he holds a degree in Business Administration. Mr. Logan is included here as an executive officer because he is an executive officer of the Company's subsidiary who performs a policy-making function, as determined by Rule 3b-7.

     CHARLES L. MURPHREE, JR., Director, Vice President, and Regional Sales Director of Deer Valley Homebuilders, Inc. Since April of 2004, He has worked as Regional Sales Director and Vice President of Deer Valley Homebuilders, Inc. From 2003 until 2004, Mr. Murphree served as Plant Manager for Clayton Homes,
Inc. From 2000 through 2003, Mr. Murphree worked as General Manager of the Energy and LifeStyle Divisions of Southern Energy Homes, Inc. Clayton Homes, Inc. and Southern Energy Homes, Inc. are producers of manufactured housing. Mr. Murphree graduated from the University of Alabama with a Bachelor of Science in Business Administration. Mr. Murphree is included here as an executive officer because he is an executive officer of the Company's subsidiary who performs a policy-making function, as determined by Rule 3b-7.

     JOHN STEVEN LAWLER, Director and Director of Finance of Deer Valley Homebuilders, Inc. Since April 2004, Mr. Lawler, a certified public accountant, has worked as Director of Finance for Deer Valley Homebuilders, Inc. From 2001 until 2004, he served as ERP and IT Project Manager for Cavalier Homes, Inc. From 1999 until 2001, Mr. Lawler worked as the ERP Team Leader for Financial Accounting for Cavalier Homes, Inc. Cavalier Homes, Inc. is a producer of manufactured housing. Mr. Lawler holds a Bachelor of Science in Business Administration from the University of Alabama. Mr. Lawler is included here as an executive officer because he is an executive officer of the Company's subsidiary who performs a policy-making function, as determined by Rule 3b-7.

SIGNIFICANT EMPLOYEES

     Other than the executive officers named above, the Company does not have any "significant employees."

FAMILY  RELATIONSHIPS

     There are no family relationships among any of our directors and executive officers.

INVOLVEMENT IN LEGAL PROCEEDINGS

     To the best of our knowledge, during the past five years, none of our directors or executive officers were involved in any of the following: (1) any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (2) any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); (3) being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; and (4) being found by a court of competent jurisdiction (in a civil action), the SEC or the Commodities Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

AUDIT COMMITTEE

      With Messrs. Richard A. Fisher, Kevin J. High, Richard Parke, and John J Gilece, Jr. resignations from the Board of Directors, we do not currently have an audit committee but one will be appointed as the current year progresses. The board members that is currently performing the equivalent functions of an audit committee is Charles G. Masters, whom has not been determined to be an "audit committee financial expert."

AUDIT COMMITTEE FINANCIAL EXPERT

     We do not currently have an "audit committee financial expert" as defined under Item 401(e) of Regulation S-B. As discussed above, our Board of Directors plans to form an Audit Committee and is actively seeking to appoint an individual to the Board of Directors and the Audit Committee who would be deemed an audit committee financial expert and who would be independent as that term is used in Item 7(d)(3)(iv) of Schedule 14A.

AUDIT  COMMITTEE  CHARTER

     The  Board  of Directors has not adopted a written audit committee charter.

NOMINATING  COMMITTEE

     The Company does not currently have a standing Nominating Committee. The Company feels that it is appropriate not to have a standing Nominating Committee due to the size of the Company. Currently, the Board of Directors, as a whole, recommends candidates who will be nominated as management's slate of directors at each annual or special meeting of the shareholders. In connection with selecting candidates for nomination to the Board of Directors, including any nominees recommended by security holders, the Board of Directors (1) reviews compliance by security holders with the Company's nominating procedures contained in the Bylaws; (2) reviews information assembled for the purpose of selecting candidates for nomination to membership on the Board of Directors, taking into account the skills and characteristics reflected in the then-current Board members, and identifies any particular qualifications necessary to augment the skills, expertise, and experience represented on the Board; and (3) following appropriate investigation, ascertains the willingness of selected candidates to serve and extends invitations to become candidates.

     In identifying candidates for membership on the Board of Directors, the Board takes into consideration all of the factors that it considers appropriate, which may include diversity, knowledge of the Company's business and other related industries, skills, and experience of the nominee in the context of the needs of the Board as a whole. Nominees are selected who have the highest personal and professional integrity, as well as demonstrated abilities, and whom the Board believes will best serve the long-term interests of the stockholders. The Board considers recommendations from stockholders, directors, and officers, in light of upcoming elections and actual or expected Board vacancies. All candidates, including those recommended by shareholders, are evaluated using the same criteria. The Board of Directors has not adopted a written charter for a Nominating Committee. Due to the size of the Company, the Board of Directors does not currently have a formal procedure to be followed by security holders in submitting recommendations or nominations for candidates for the Board of Directors. Security holders may submit such recommendations or nominations directly to the Board of Directors at the Company's address, listed on this Information Statement.

     The Board has determined that none of the current members of the Board of Directors are independent within the meaning of the listing standards of NASDAQ.

COMPENSATION  COMMITTEE

     The Company does not have a formal Compensation Committee. The Board of Directors, acting as a Compensation Committee, meets to discuss and deliberate on issues surrounding the terms and conditions of executive officer compensation, including base salaries, bonuses, awards of stock options, and reimbursement of certain business-related costs and expenses.

BOARD  MEETINGS

     Directors are expected to attend the Company's Annual Board Meeting, and all or substantially all Board meetings and meeting of the committees, if any, on which they serve. Occasionally, unforeseen circumstances may prevent a director from attending. All Board members attended the most recent annual meeting.

     There were two telephonic board meetings of the Board of Directors in 2005 with all five directors in attendance. The board acted nine times in 2005 by unanimous consent. No incumbent directors attended fewer than seventy-five percent of the aggregate of the total number of meetings of the board of directors (held during the period for which they have been directors) and the total number of meetings held by all committees of the board on which they served (during the periods which they served).

SHAREHOLDER  COMMUNICATION  WITH  THE  BOARD

     At such time as the Company shall appoint a Corporate Secretary, shareholders and other parties interested in communicating with any director may do so in care of the Company's Corporate Secretary by phone or written correspondence pursuant to the contact information contained in this Information Statement. The Corporate Secretary shall review all correspondence and shall regularly forward all correspondence to the designated board member or, in the case of correspondence directed to the Board as a group, to the Chairman of the Board (except that the Corporate Secretary will not forward commercial correspondence or duplicative correspondence, except that copies will be maintained of all such correspondence). A written log of all correspondence will be maintained by the Corporate Secretary. All correspondence from the shareholders relating to accounting, internal controls, or auditing matters will be forwarded to appropriate parties in accordance with procedures developed by the Board with respect to such matters. Until the Company appoints a Corporate Secretary, shareholders or other parties interested in communicating with any director may do so in care of Charles G. Masters, the Company's Chief Executive Officer, President, and Director, who shall record and forward all correspondence in the manner described above.

EXECUTIVE COMPENSATION

     The following table sets forth information regarding the compensation earned by our Chief Executive Officer and each of our most highly compensated executive officers whose aggregate annual salary and bonus exceeded $100,000 for each of the years indicated with respect to services rendered by such persons.

                                      SUMMARY COMPENSATION TABLE

                                            ANNUAL
                                         COMPENSATION                              LONG-TERM COMPENSATION
                                         ------------                              ----------------------
                                                                           RESTRICTED
                                                                             STOCK
                                                                             AWARDS/
                                                                           SECURITIES   PAYOUTS
                                                                           UNDERLYING
NAME AND                                                     OTHER ANNUAL    OPTIONS    LTIP      ALL OTHER
PRINCIPAL                                            BONUS   COMPENSATION    SARS(2)   PAYOUTS   COMPENSATION
POSITION                           YEAR   SALARY      ($)        ($)          (#)        ($)          ($)
                                   2005     -          -           -           -          -            -
                                   2004     -          -           -           -          -            -
Charles G. Masters (1)             2003     -          -           -           -          -            -

                                   2005  $ 52,000  $ 245,161  $143,617(7)      -          -            -
                                   2004  $ 49,000  $  62,121  $162,120(8)      -          -            -
Joel Stephen Logan, II(2)          2003     -          -           -           -          -            -

                                   2005  $ 52,000  $ 124,353    86,710(7)      -          -            -
Charles L. Murphree,               2004  $ 48,000  $  34,389  $ 97,516(8)      -          -            -
Jr.(3)                             2003     -          -           -           -          -            -

                                   2005  $ 52,000  $ 118,291  $ 67,021(7)      -          -            -
                                   2004  $ 47,000  $  31,494  $ 75,846(8)      -          -            -
John Steven Lawler (4)             2003     -          -           -           -          -            -

                                   2005  $      0      -      $        0   $       0      -            -
                                   2004  $      0      -      $  352,982   $       0      -            -
Richard A. Fisher(5)               2003  $      0      -      $  140,000      25,000      -            -

                                   2005  $      0      -      $        0   $       0      -            -
                                   2004  $      0      -      $   95,284   $       0      -            -
Kevin J. High (6)                  2003  $      0      -      $  375,000   $       0      -            -

1) On January 18, 2006, Mr. Masters was elected to serve as a Director, Chief Executive Officer and President of the Cytation Corporation.

2) Mr. Logan is President and General Manager of Deer Valley Homebuilders, Inc., a material operating subsidiary of the Cytation Corporation, acquired on January 18, 2006. Mr. Logan has been included under Rule 3b-7 of the Exchange Act, as amended, as an executive officer of a subsidiary whom performs certain policy making functions identified in Rule 3b-7. Mr.

     Logan's executive compensation above includes historical compensation paid by Deer Valley Homebuilders, Inc. prior to the acquisition by Cytation Corporation.

3) Mr. Murphree is Vice President and Regional Sales Director of Deer Valley Homebuilders, Inc, a material operating subsidiary of Cytation Corporation, acquired on January 18, 2006. Mr. Murphree has been included under Rule 3b-7 of the Exchange Act, as amended, as an executive officer of a subsidiary whom performs certain policy making functions identified in Rule 3b-7. Mr. Murphree's executive compensation above includes historical compensation paid by Deer Valley Homebuilders, Inc. prior to the acquisition by Cytation Corporation.

4) Mr. Lawler is Director of Finance of Deer Valley Homebuilders, Inc, a material operating subsidiary of Cytation Corporation, acquired on January 18, 2006. Mr. Lawler has been included under Rule 3b-7 of the Exchange Act, as amended, as an executive officer of a subsidiary whom performs certain policy making functions identified in Rule 3b-7. Mr. Lawler's executive compensation above includes historical compensation paid by Deer Valley Homebuilders, Inc. prior to the acquisition by Cytation Corporation.

5) Mr. Fisher resigned as Chairman and General Counsel, effective as of January 18, 2006. Mr. Fisher's compensation for 2004 includes (a) $275,000 paid in 2001 but not earned as compensation until 2004, (b) $30,000 book value of restricted shares of common stock of Cytation Corporation, and (c) $15,000 book value of 25,000 shares of common stock acquired upon exercise of stock option. Mr. Fisher's compensation for 2003 includes $100,000 paid in 2001 but not earned as compensation until 2003.

6) Mr. High resigned as President, effective as of January 18, 2006. Mr. High's compensation for 2004 includes (a) $30,000 book value of restricted shares of common stock of Cytation Corporation, and (b) $45,285 from the cancellation of indebtedness of an affiliate. Mr. High's compensation for 2003 includes $225,000 paid in 2001 but not earned as compensation until 2003.

7) Amount relates to partial reimbursement for payment of taxes accrued in 2005 and payable by shareholder due to status as a Subchapter S corporation.

8) Amount relates to partial reimbursement for payment of taxes accrued in 2005 and payable by shareholder due to status as a Subchapter S corporation.

STOCK  OPTIONS  AND  STOCK  APPRECIATION  RIGHTS  GRANT  TABLE

     Neither the Company nor Deer Valley Homebuilders, Inc. issued any common share purchase options or stock appreciation rights during the 2005 fiscal year to its named executive officers.

STOCK  OPTIONS  AND  STOCK  APPRECIATION  RIGHTS  EXERCISE  AND  VALUATION TABLE

     With respect to each of our named executive officers, there have not been any common share purchase options or stock appreciation rights exercised in fiscal year 2005, and there are not any unexercised common share purchase options or stock appreciation rights as of December 31, 2005.

EMPLOYMENT  AGREEMENTS  WITH  NAMED  EXECUTIVE  OFFICERS
     On January 18, 2006, Deer Valley Homebuilders, Inc. entered into a seven year employment agreement with Joel Stephen Logan, II. Under the terms of Mr. Logan's Employment Agreement, Mr. Logan is (a) entitled to receive a fixed annual salary of $52,000, (b) entitled to receive a monthly "hitch bonus" of $60 per "floor" produced by the Company, and (c) is eligible to participate and receive 4.6% of the net income before taxes of the Company, and (d) entitled to receive health benefits and coverage, as provided by the Company.

     On January 18, 2006, Deer Valley Homebuilders, Inc. entered into a seven year employment agreement with Charles L. Murphree, Jr. Under the terms of Mr. Murphree's Employment Agreement, Mr. Murphree is (a) entitled to receive a fixed annual salary of $52,000, (b) entitled to receive a monthly "hitch bonus" of $33.33 per "floor" produced by the Company, (c) is eligible to participate and receive 2.2% of the net income before taxes of the Company, and (d) entitled to receive health benefits and coverage, as provided by the Company.

     On January 18, 2006, Deer Valley Homebuilders, Inc. entered into a seven year employment agreement with John Steven Lawler. Under the terms of Mr. Lawler's Employment Agreement, Mr. Lawler is (a) entitled to receive a fixed annual salary of $52,000, (b) entitled to receive a monthly "hitch bonus" of $35 per "floor" produced by the Company, and (c) is eligible to participate and receive 2% of the net income before taxes of the Company, and (d) entitled to receive health benefits and coverage, as provided by the Company.

STOCK OPTION PLANS

     The Company currently does not maintain any stock option plans.

COMPENSATION  OF  DIRECTORS

     Except for reimbursement for his or her reasonable expenses for attending Board and Board committee meetings, the Company currently does not provide for compensation to be paid to members of the Board of Directors.

DESCRIPTION OF SECURITIES

     GENERAL

     Our authorized capital consists of 2,000,000 shares of common stock, par value $.001 per share (these shares are referred to herein as "common shares" or "common stock"), and 1,1400,000 shares of preferred stock, par value $.01 per share (these shares are referred to in this prospectus as "preferred shares or "preferred stock"), having such rights, preferences, privileges and restrictions as may be designated from time-to-time by our board of directors. On January 18, 2006, our board of directors designated (a) 750,000 of the preferred shares as Series A Convertible Preferred Stock (these shares are referred to herein as "Series A Preferred Stock"), with the rights, preferences, privileges and restrictions described below, (b) 49,451 of the preferred shares as Series B Convertible Preferred Stock (these shares are referred to herein as "Series B Preferred Stock"), with the rights, preferences, privileges and restrictions described below, and (c) 26,750 of the preferred shares as Series C Convertible Preferred Stock (these shares are referred to herein as "Series C Preferred Stock"), with the rights, preferences, privileges and restrictions described below. As of January 20, 2006, there were issued and outstanding 1,000,000 shares of Common Stock, 520,274 shares of Series A Preferred Stock, 49,451 shares of Series B Preferred Stock, and 26,750 shares of Series C Preferred Stock. Our shares of Common Stock were held by approximately 210 stockholders of record as of that date.

     We currently do not have enough common stock to issue upon the conversion of all or a material portion of our issued and outstanding Series A Preferred

Stock, Series B Preferred Stock, Series C Preferred Stock, and the issued and outstanding Series A Warrants, Series B Warrants, Series C Warrants, the Series D Warrant, and Series BD Warrants described below. The Company will file an Information Statement or Proxy Statement announcing a special meeting to increase our authorized common stock from 2,000,000 shares to 100,000,000 shares. Upon the occurrence of such proposed increase, we will have sufficient common stock to issue upon conversion or exercise, as applicable, of all issued Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock,
Series A Warrants, Series B Warrants, Series C Warrants, the Series D Warrant, and Series BD Warrants. Until such increase occurs, no Series A Preferred Stock, Series B Preferred Stock, or Series C Preferred Stock is convertible before the earlier of (a) the effective date of our registration statement, or
(b) one (1) year from the date of issuance. In addition, no Series A Warrants, Series B Warrants, Series C Warrants, Series D Warrant, or Series BD Warrants are exercisable before the effective date of our registration statement.

     Upon conversion of each Series of Preferred Stock, or upon exercise of each Series of Warrants, by the holder, the Company can settle its obligations upon such conversion or exercise, as applicable, by delivering registered or unregistered common stock. Pursuant to the Investor Rights Agreement dated
January 18, 2006, if the Company does not file a registration statement by certain target dates, registering the common shares issuable upon conversion of the Series A Convertible Preferred Stock, and issuable upon exercise of the Series A Warrants and Series B Warrants, and such registration statement is not declared effective by certain additional target dates, then the Company is required to issue, as a penalty, its unregistered Series A Warrants to the holders of the Series A Convertible Preferred Stock. Under the Investor Rights Agreement, the maximum aggregate penalty incurred by the Company for failure to timely have the registration statement declared effective, is the issuance of Series A Warrants exercisable for the number of common shares equal to nine ( 9 %) percent of the sum of (a) the number of shares issuable upon conversion of the Series A Convertible Preferred Stock, and (b) the number of shares issuable upon conversion of the Series A Warrants (the "Penalty Warrants"). The Penalty Warrants may be unregistered securities, and, as liquidated damages, is the sole penalty available upon failure to have the registration statement declared effective.

     COMMON SHARES

     Our common shareholders are entitled to one vote per share on all matters to be voted upon by those shareholders, and are also entitled to cumulative voting for the election of directors. Subject to the rights of our Series A Preferred Stock to receive preferential dividends, our common shareholders are entitled to receive ratably, with the holders of Series B Preferred Stock and Series C Preferred Stock, in dividends as they may be declared by our board of directors out of funds legally available for that purpose. Subject to (a) the rights of our Series A Preferred Stock to receive a preferential payment, in an amount equal to stated value plus accrued dividends, upon liquidation, dissolution, or winding up of the Company, (b) the rights of our Series B
Preferred Stock to receive a preferential payment, in an aggregate amount of $100,000, upon liquidation, dissolution, or winding up of the Company, and (c) the rights of our Series C Preferred Stock to receive a preferential payment, in an aggregate amount of $100,000, upon liquidation, dissolution, or winding up of the Company, our common shareholders will be entitled to share ratably, with the holders of Series B Preferred Stock and Series C Preferred Stock on an as-converted basis, in all of the assets which are legally available for distribution, after payment of all debts and other liabilities. Our common shareholders have no preemptive, subscription, redemption or conversion rights. All of our currently outstanding common shares are, and all of our common shares offered for sale under this prospectus will be, validly issued, fully paid and non-assessable.

     PREFERRED SHARES

     We may issue our preferred shares from time to time in one or more series as determined by our board of directors. The voting powers and preferences, the relative rights of each series, and the qualifications, limitations and restrictions thereof may be established by our board of directors without any further vote or action by our shareholders. Our preferred stock has no stated redemption date.

     SERIES A PREFERRED STOCK

     Our Series A Preferred Stock has the following rights, preferences, privileges and restrictions:

- RANK-Our Series A Preferred Stock ranks senior to our Common Stock, Series B Preferred Stock, Series C Preferred Stock, and any other securities we may issue.

-    STATED  VALUE  -  $10.00  per  shares  of  Series  A  Preferred  Stock.

- CONVERSION-Each share of Series A Preferred Stock, at its stated value of $10 per share, together with any accrued and unpaid dividends, is convertible at the option of the holder at any time after the Conversion Date (as defined below) into Common Stock at a price of Seventy Five Cents ($.75) per share of Common Stock. "Conversion Date" shall mean either (1) the date on which the United States Securities and Exchange Commission declares effective the Company's registration statement registering the Series A Preferred Stock for resale, or (2) the date that the holder of the Series A Convertible Preferred Stock has satisfied the minimum one (1) year holding requirements set forth in Rule 144(d) promulgated by the United States Securities and Exchange Commission under the Securities Act, as amended.

- LIMITATION ON CONVERSION - The conversion rights of each holder of Series A Preferred Stock is limited in the certificate of designations, preferences and rights of such stock, so that the holder is not entitled to convert any Series A Preferred Stock to the extent that, after such conversion, the sum of the number of shares of common stock beneficially owned by such holder and its affiliates, will result in beneficial ownership of more than 4.99% of the outstanding shares of common stock.

- DIVIDENDS-A holder of Series A Preferred Stock are entitled to receive a dividend at a rate per annum equal to seven percent (7%), payable semi-annually, at the option of the company, (i) in cash, to the extent funds are legally available therefor, or (ii) in shares of registered Common Stock at a ten percent (10%) discount to the "Market Price" (as such term is defined in the designations for the Series A Preferred Stock. The Series A Preferred Stock ceases to accrue the seven percent (7%) fixed dividend on the earliest of (a) the payment of the liquidation preference on each share of Series A Preferred Stock upon the liquidation, dissolution or winding-up of the Corporation, (b) the conversion of the Series A Preferred Stock in common stock, or [C] the date two (2) years from the date of issuance of the share of Series A Preferred Stock. After the date two (2) years from the date of issuance of a share of Series A Preferred Stock, the holders of such Series A Preferred Stock participates ratably, on an as-converted basis, with our common stock as to the payment of dividends.

- LIQUIDATION RIGHTS-In the event of any liquidation, dissolution or winding up of the Company, either voluntary or involuntary, our series 'A' preferred shareholders are entitled to receive an amount per share equal to the greater of $10 for each outstanding share plus accrued and unpaid dividends, as adjusted for stock dividends, stock distributions, splits, combinations or recapitalizations, or the amount such shareholders would be entitled to receive had they converted their series 'A' preferred shares into common shares. These rights are prior and in preference to any distribution of any of our assets to our common shareholders, holders of Series B Preferred Stock, holders of Series C Preferred Stock, or holders of any other series or class of preferred shares.

- VOTING RIGHTS-The holders of Series A Preferred stock have the right to vote on an as-converted basis, with our common shareholders on all matters submitted to a vote of our shareholders. In addition, we cannot, without the prior approval of the holders of at least two-thirds of our then issued and Series A Preferred Stock voting as a separate class:

     o liquidate, dissolve, or wind-up the business and affairs of the company, or consent to any of the foregoing;

     o effectuate any merger, reorganization, or recapitalization of the company, or enter into any agreement to do any of the foregoing;

     o purchase or redeem or pay or declare any dividend or make any distribution on, any shares of stock other than the Series A Preferred Stock so long as an accrued dividend on the Series A Preferred Stock is unpaid, or permit any subsidiary of the Company to take any such action, except for certain securities repurchased from former employees, officers, directors, consultants;

     o increase the authorized number of shares of Preferred Stock or Series A Preferred Stock;

     o alter or change the voting or other powers, preferences, or other rights, privileges, or restrictions of the Series A Preferred Stock contained herein (by merger, consolidation, or otherwise); and

     o issue any securities senior to the Series A Preferred Stock, except certain Qualified Financings (as defined below), or incur any new debt, except certain Permitted Debt (as defined below). "Qualified Financing" means an equity offering that (a) the gross aggregate proceeds raised and liquidation preferences is no more than $3,000,000; (b) the dividend rate does not exceed ten percent (10%); and (c) the holders of the new securities do not have voting rights more favorable than voting rights granted to the Series A Preferred Stock. "Permitted Debt" means (w) trade payables, inventory financing, and the accounts receivable factoring, all incurred in the ordinary course of business; (x) surety bonds and letters of credit issued or obtained in the ordinary course of business; (y) refinancings of the Company's existing debt facilities (including a $1,500,000 loan incurred on January 18, 2006); and (z) up to $3,000,000 of new indebtedness.

- LIMITATION ON VOTING- The voting rights of each holder of Series A Preferred Stock is limited in the certificate of designations, preferences and rights of such stock, so that the holder is not entitled to vote any Series A Preferred Stock to the extent that such voting will allow such holder to vote more than 4.99% of the outstanding voting securities of the Company.

     SERIES B PREFERRED STOCK

     Our Series B Preferred Stock has the following rights, preferences, privileges and restrictions:

- RANK- Our Series B Preferred Stock ranks junior to our Series A Preferred Stock, ranks pari passu with our Series C Preferred Stock as to an initial aggregate liquidation preference of $100,000, and ranks pari passu, on an as converted basis, with our common stock, as to all other matters, including voting rights, payment of dividends, and liquidation, after payment of the initial liquidation preference of $100,000.

- CONVERSION-Each share of Series B Preferred Stock automatically converts into one hundred (100) shares of Common Stock upon the shareholders approval of an increase in the authorized shares of common stock of the Company.

- DIVIDENDS-Holders of Series B Preferred Stock participate ratably, on an as-converted basis, with our Common Stock as to the payment of dividends.

- LIQUIDATION RIGHTS-In the event of any liquidation, dissolution or winding-up of the Company, either voluntary or involuntary, after payment of any liquidation preference to the holders of Series A Preferred Stock, the holders of Series B Preferred Stock are entitled to receive an initial aggregate liquidation preference of $100,000, and then the holders of Series B Preferred Stock are entitled to participate ratably, on an as-converted basis, with our common stock as to any distribution of assets.

- VOTING RIGHTS-The holders of Series B Preferred stock have the right to vote on an as-converted basis, with our common shareholders on all matters submitted to a vote of our shareholders.

     SERIES C PREFERRED STOCK

     Our Series C Preferred Stock has the following rights, preferences, privileges and restrictions:

- RANK- Our Series C Preferred Stock ranks junior to our Series A Preferred Stock, ranks pari passu with our Series B Preferred Stock as to an initial aggregate liquidation preference of $100,000, and ranks pari passu, on an as converted basis, with our common stock, as to all other matters, including voting rights, payment of dividends, and liquidation, after payment of the initial liquidation preference of $100,000.

-    CONVERSION-Each share of Series C Preferred Stock converts into one hundred
     (100)  shares  of  Common  Stock,  at  the  option  of  the  holder.

- LIMITATION ON CONVERSION - The conversion rights of each holder of Series C Preferred Stock is limited in the certificate of designations, preferences and rights of such stock, so that the holder is not entitled to convert any Series C Preferred Stock to the extent that, after such conversion, the sum of the number of shares of common stock beneficially owned by such holder and its affiliates, will result in beneficial ownership of more than 4.99% of the outstanding shares of common stock.

- DIVIDENDS-Holders of Series C Preferred Stock participate ratably, on an as-converted basis, with our Common Stock as to the payment of dividends.

- LIQUIDATION RIGHTS-In the event of any liquidation, dissolution or winding-up of the Company, either voluntary or involuntary, after payment of any liquidation preference to the holders of Series A Preferred Stock, the holders of Series C Preferred Stock are entitled to receive an initial aggregate liquidation preference of $100,000, and then the holders of

     Series C Preferred Stock are entitled to participate ratably, on an as-converted basis, with our common stock as to any distribution of assets.

- VOTING RIGHTS-The holders of Series B Preferred stock have the right to vote on an as-converted basis, with our common shareholders on all matters submitted to a vote of our shareholders.

- LIMITATION ON VOTING- The voting rights of each holder of Series C Preferred Stock is limited in the certificate of designations, preferences and rights of such stock, so that the holder is not entitled to vote any Series C Preferred Stock to the extent that such voting will allow such holder to vote more than 4.99% of the outstanding voting securities of the Company.

OPTIONS AND WARRANTS CONVERTIBLE INTO COMMON SHARES

     As of January 20, 2006, there were outstanding Series A Common Stock Purchase Warrants entitling the holders to purchase up to an aggregate of 6,936,980 shares of Common Stock at an exercise price of one dollar and fifty cents ($1.50) per share. A Series A warrant is exercisable, in whole or in part, at any time after the earlier of (a) the date a registration statement covering such Series A warrants and underlying warrant shares is declared effective, or (b) twelve (12) months from the date of grant and before the close of business on the date five (5) years from the initial exercise date.

     As of January 20, 2006, there were outstanding Series B Common Stock Purchase Warrants entitling the holders to purchase up to an aggregate of 3,468,490 shares of Common Stock at an exercise price of two dollars and twenty five cents ($2.25) per share. A Series B warrant is exercisable, in whole or in part, at any time after the earlier of (a) the date a registration statement covering such Series B warrants and underlying warrant shares is declared effective, or (b) twelve (12) months from the date of grant and before the close of business on the date seven (7) years from the initial exercise date.

     As of January 20, 2006, there were outstanding Series C Common Stock Purchase Warrants entitling the holders to purchase up to an aggregate of 2,000,000 shares of Common Stock at an exercise price of seventy five cents ($.75) per share. The Series C warrant is exercisable, in whole or in part, at any time after the earlier of (a) the date a registration statement covering such Series C warrants and underlying warrant shares is declared effective, or
(b) twelve (12) months from the date of grant and before the close of business on the date five (5) years from the initial exercise date.

     As of January 20, 2006, there were outstanding Series D Common Stock Purchase Warrants entitling the holders to purchase up to an aggregate of 2,000,000 shares of Common Stock at an exercise price of seventy five cents ($.75) per share. The Series D warrant is exercisable, in whole or in part, at any time after the earlier of (a) the date a registration statement covering such Series D warrants and underlying warrant shares is declared effective, or
(b) twelve (12) months from the date of grant and before the close of business on the date seven (7) years from the initial exercise date.

     As of January 20, 2006, there were outstanding Series BD-1 Common Stock Purchase Warrants entitling the holders to purchase up to an aggregate of 693,980 shares of Common Stock at an exercise price of seventy five cents ($.75) per share. A Series BD-1 warrant is exercisable, in whole or in part, at any time after the earlier of (a) the date a registration statement covering such Series BD-1 warrants and underlying warrant shares is declared effective, or (b) twelve (12) months from the date of grant and before the close of business on the date five (5) years from the initial exercise date.

     As of January 20, 2006, there were outstanding Series BD-2 Common Stock Purchase Warrants entitling the holders to purchase up to an aggregate of 693,980 shares of Common Stock at an exercise price of one dollar and fifty cents ($1.50) per share. A Series BD-2 warrant is exercisable, in whole or in part, at any time after the earlier of (a) the date a registration statement covering such Series BD-2 warrants and underlying warrant shares is declared effective, or (b) twelve (12) months from the date of grant and before the close of business on the date five (5) years from the initial exercise date.

     As of January 20, 2006, there were outstanding Series BD-3 Common Stock Purchase Warrants entitling the holders to purchase up to an aggregate of 346,840 shares of Common Stock at an exercise price of two dollars and twenty five cents ($2.25) per share. A Series BD-3 warrant is exercisable, in whole or in part, at any time after the earlier of (a) the date a registration statement covering such Series BD-2 warrants and underlying warrant shares is declared effective, or (b) twelve (12) months from the date of grant and before the close of business on the date seven (7) years from the initial exercise date.

     LIMITATION  ON  EXERCISE  OF  WARRANTS

     The exercise rights of the Series A, B, C, D, and BD Warrants are limited so that the holder is not entitled to exercise such warrant to the extent that, after such exercise, the sum of the number of shares of common stock beneficially owned by such holder and its affiliates, will result in beneficial ownership of more than 4.99% of the outstanding shares of common stock.

     The Company issued the warrants described above in connection with the issuance of the Company's Series A Preferred Stock. We have valued our warrants, according to the Black-Scholes Option Pricing Model, as follows:

                                                                         RISK   FAIR VALUE     TOTAL
                                                                         FREE       PER      FAIR VALUE
WARRANTS              NUMBER    YEARS  VOLATILITY   STRIKE $   STOCK $   RATE     WARRANT         $
                     ---------  -----  -----------  ---------  --------  -----  -----------  -----------
                                 5
Class A Warrants     9,941,639  years       32%     $    1.50  $   2.48  4.82%  $      1.39   13,818,878
-------------------  ---------  -----  -----------  ---------  --------  -----  -----------  -----------
                                 7
Class B Warrants     4,970,824  years       32%     $    2.25  $   2.48  4.84%  $      1.19    5,915,281
-------------------  ---------  -----  -----------  ---------  --------  -----  -----------  -----------
                                 5
Class C Warrants     2,000,000  years       32%     $    0.75  $   2.48  4.82%  $      1.90    3,800,000
-------------------  ---------  -----  -----------  ---------  --------  -----  -----------  -----------
                                 7
Class D Warrants     2,000,000  years       32%     $    0.75  $   2.48  4.82%  $      1.96    3,920,000
-------------------  ---------  -----  -----------  ---------  --------  -----  -----------  -----------
                                 5
Class BD-1 Warrants    919,162  years       32%     $    0.75  $   2.48  4.82%  $      1.90    1,746,408
-------------------  ---------  -----  -----------  ---------  --------  -----  -----------  -----------
                                 5
Class BD-2 Warrants    919,162  years       32%     $    1.50  $   2.48  4.82%  $      1.39    1,277,635
-------------------  ---------  -----  -----------  ---------  --------  -----  -----------  -----------
                                 7
Class BD-3 Warrants    459,581  years       32%     $    2.25  $   2.48  4.84%  $      1.19      546,901
-------------------  ---------  -----  -----------  ---------  --------  -----  -----------  -----------
Total Fair Value
 of Warrants                                                                                  30,900,273
-------------------  ---------  -----  -----------  ---------  --------  -----  -----------  -----------

MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S COMMON EQUITY AND OTHER SHAREHOLDER MATTERS

     Our common stock trades on the OTC Bulletin Board under the trading symbol "CYON." The prices set forth below reflect the quarterly high and low bid information for shares of our common stock during the last two fiscal years, as reported by the OTC Bulletin Board. These prices reflect inter-dealer prices without retail markup, markdown, or commission, and may not represent actual transactions. Please note that the board of directors approved a two-for-one stock dividend on November 4, 2005, which doubled the numbers of shares outstanding. This stock dividend did not include our preferred stock. The prices listed for the quarter which ended on December 31, 2005, reflect post-dividend sales. The remaining prices, for quarters preceding the dividend, have been adjusted to retroactively reflect post-dividend sales.


2005 QUARTER ENDED   HIGH    LOW
------------------  ------  ------
December 31, 2005   $ 4.25  $  .60
------------------  ------  ------
September 30, 2005  $ 0.75  $ 0.25
------------------  ------  ------
June 30, 2005       $0.875  $0.175
------------------  ------  ------
March 31, 2005      $ 0.50  $0.125
------------------  ------  ------

2004 QUARTER ENDED
------------------
December 31, 2004   $ 1.50  $0.895
------------------  ------  ------
September 30, 2004  $ 2.50  $ 1.15
------------------  ------  ------
June 30, 2004       $5.125  $ 0.30
------------------  ------  ------
March 31, 2004      $  .30  $  .30
------------------  ------  ------

     Our common stock is covered by an SEC rule imposing additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors, which are generally institutions with assets in excess of $5,000,000, or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 jointly with a spouse. For transactions covered by the rule, the broker-dealer must make a special suitability determination for the purchaser and transaction prior to the sale. Consequently, the rule may affect the ability of broker-dealers to sell our securities, and also may affect the ability of purchasers of our stock to sell their shares in the secondary market. The rule may also cause fewer broker-dealers to be willing to make a market in our common stock, and it may affect the level of news coverage we receive.

     We have not declared or paid any cash dividends on our common stock since our inception, and our Board of Directors currently intends to retain all earnings for use in the business for the foreseeable future. Any future payment of dividends will depend upon our results of operations, financial condition, cash requirements, and other factors deemed relevant by our Board of Directors.

LEGAL PROCEEDINGS

     Although DeerValley in the normal course of business is subject to claims and litigation, neither the Company nor DeerValley are a party to any material legal proceeding nor is the Company aware of any circumstance that may reasonably lead a third party to initiate legal proceeding against the Company or DeerValley.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

     Our Articles of Incorporation provide that we will indemnify an officer or director to the full extent permitted by law. Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provision, or otherwise, the small business issuer has been advised that, in the opinion of the Securities and Exchange
Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless, in the opinion of our legal counsel, the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court's decision.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Except as set forth below, there were no transactions during the last two fiscal years, and there are no proposed transactions, to which the Company was or is to become a party in which any director, executive officer, director nominee, beneficial owner of more than five percent (5%) of any class of our stock, or members of their immediate families had, or is to have, a direct or indirect material interest.

     In connection with the Securities Purchase and Share Exchange Agreement, on January 18, 2006, the Company issued to the Lender an Interest Bearing Non-Convertible Installment Promissory Note, in the original principal amount of One Million Five Hundred Thousand and No/100 Dollars ($1,500,000), together with interest accruing thereon at an annual rate of twelve percent (12%) per annum. The Lender also owns Series A Preferred Stock, Series A Common Stock Purchase Warrants, and Series B Common Stock Purchase Warrants.

     In connection with the Capital Stock Purchase Agreement, DVA entered in to the Earnout Agreement, pursuant to which, additional payments may be paid to the former owners of Deer
Valley Homebuilders, Inc., as an earnout, based upon the net income before taxes of Deer Valley Homebuilders, Inc. Joel Stephen Logan, II, the President and General Manager of Deer Valley Homebuilders, Inc., Charles L. Murphree, Jr., the Vice President and Regional Sales Director of Deer Valley Homebuilders, Inc., and John Steven Lawler, Deer Valley Homebuilders, Inc., Director of Finance, Deer Valley Homebuilders, Inc., are each a party to the Earnout Agreement.

     DVA, a wholly-owned subsidiary of the Company, had entered into an oral agreement with Ranger Industries, Inc. to provide due diligence and consulting services. Pursuant to such consulting agreement, the Company has accrued a fee of $100,000 fee payable to Ranger Industries, Inc., as payment in full for services rendered. Ranger Industries, Inc. is controlled by Charles G. Masters, a Director and the Chief Executive Officer & President of Cytation Corp.

ITEM  9.01     FINANCIAL  STATEMENTS  AND  EXHIBITS

     The  following  exhibits  are  filed  with  this  Form  8-K:

     (a)     Financial  Statements  for  Business  Acquired.

     See  Exhibit  99.3  below.

     (b)     Pro-forma  Financial  Information

     See  Exhibit  99.4  below.

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

     (c)     Exhibits.

99.1 Financial Statements of Cytation Corporation: audited statements of income, cash flows and changes in stockholders' equity for the one year periods ending December 31, 2005 and December 31, 2004.

99.2 Financial Statements of Deer Valley Acquisitions Corp.: audited balance sheet as of December 31, 2005, and audited statements of income, cash flows and changes in stockholders' equity for the six month period ending December 31, 2005.

99.3 Financial Statements of Deer Valley Homebuilders, Inc.: audited balance sheet as of December 31, 2005, and audited statements of income, cash flows and changes in stockholders' equity for the years ended December 31, 2005 and December 31, 2004.

99.4 Pro Forma Financial Statements as of December 31, 2005 (unaudited) for Cytation Corporation, Deer Valley Acquisitions Corp. and Deer Valley Homebuilders, Inc.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this amended report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   CYTATION CORPORATION



                                   By:  /s/ Charles G. Masters
                                        ----------------------
                                   Name:  Charles G. Masters
                                        --------------------
                                   Title:  President, Chief Executive Officer
                                         ------------------------------------
                                   Dated:  July 26, 2006